Exhibit 10.4

Execution Version

STOCKHOLDERS AGREEMENT

by and among

BRISTOW GROUP INC.

and

THE OTHER PARTIES TO THIS AGREEMENT

October 31, 2019

i

Schedules

Schedule I – List of Holders

Schedule II – Company Competitors

ii

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”), dated effective as of October 31, 2019 (the “Effective Date”), is entered into by and among Bristow Group Inc., a Delaware corporation (the “Company”), each of the Persons listed on Schedule I hereto and executing and delivering a signature page hereto and each other Person who after the date hereof acquires Equity Securities of the Company and agrees to become a party to, and bound by, this Agreement by executing an Assignment and Assumption Agreement (each, a “Holder”, and collectively, the “Holders”).

RECITALS

WHEREAS, in connection with a reorganization and recapitalization of Company and its Debtor Affiliates under the Bankruptcy Code (the “Restructuring”), the Company (including its Debtor Affiliates, as applicable) entered into each of (i) the Plan (as hereinafter defined) and (ii) that certain Backstop Commitment Agreement, dated as of July 24, 2019, providing for the issuance of certain Equity Interests of the Company, including by virtue of the Rights Offerings (as defined in the Plan);

WHEREAS, pursuant to the Restructuring, the Company has adopted each of (i) the Certificate of Incorporation (including the Series A Certificate of Designations attached thereto) and (ii) the Bylaws;

WHEREAS, the Company and the Holders party hereto wish to provide for certain matters relating to the management and administration of the affairs of the Company on the terms and conditions set forth herein; and

NOW THEREFORE, pursuant to, and in consideration of the obligations of the Company and the Holders under the Plan, the premises, mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows effective as of the Effective Date:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

(a) As used herein, the following terms have the following meanings:

“Act of Bankruptcy” means, with respect to any Person, the occurrence of any of the following events, conditions or circumstances: (a) such Person files a voluntary petition in bankruptcy or files any petition or consent seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the Bankruptcy Code or any present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors, or seeks or consents to, or acquiesces in, the appointment of any trustee, receiver, conservator or liquidator of such Person or of all or any substantial part of its properties (the term “acquiesce,” as used in this definition, includes the failure to file a petition or motion to vacate or discharge any order, judgment or decree within twenty (20) days, after entry of such order, judgment or decree); (b) such Person admits in writing its inability to pay its debts as they mature or is generally not paying its debts as they become due; or (c) such Person makes a general assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors.

“Additional Major Holder” means, from and after the date hereof, with the prior written consent of each of Solus, SDIC and each Holder that becomes an “Additional Major Holder” from and after the date hereof, if applicable, any Holder who is a party to this Agreement and was a party to this Agreement as of the Effective Date and who at any time owns greater than fifteen percent (15%) of the Fully Diluted Common Shares; provided, that the prior written consent of Solus and SDIC and each Additional Major Holder, if applicable, shall automatically be deemed to have been given if such Holder owns greater than fifteen percent (15%) of the Fully Diluted Common Shares unless (x) such Holder (including any Affiliates and Affiliated Funds thereof) owns, or later acquires, an aggregate three percent (3%) or more of the outstanding Equity Interests or voting rights in respect of any Company Competitor or possesses appointment or similar rights with respect to any Company Competitor’s board of directors, board of managers or similar governing body and, thereafter, (y) the Company determines in good faith, based on consultation with outside antitrust counsel, that such Holder becoming an Additional Major Holder (including, for the avoidance of doubt, receiving the Director Designation Rights) could reasonably be expected to create an adverse antitrust issue for the Company, including, for the avoidance of doubt, the Company’s ability to pursue business combinations.

“Additional Major Holder Director” has the meaning ascribed to such term in Section 2.1(a)(vi).

“Affiliate” means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person, and the term “control” (including the terms “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract (including proxy) or otherwise; provided, however, that (i) for the avoidance of doubt no Holder shall be deemed an affiliate of any other Holder solely on account of ownership of Equity Interests of the Company or being party to this Agreement, and no Holder shall be deemed an affiliate of the Company solely on account of being party to this Agreement and (ii) for purposes of this Agreement, all Holders comprising Solus shall be deemed Affiliates of each other and all Holders comprising SDIC shall be deemed Affiliates of each other.

“Affiliated Fund” means any investment fund or any managed account, the primary investment advisor to or manager of which is a Holder or an Affiliate thereof.

“Agreement” has the meaning ascribed to such term in the preamble hereof.

“Amended and Restated 2019 Term Loan Credit Agreement” shall have the meaning given to such term in the Plan.

“Applicable Law” means all applicable provisions of (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations,

2

declarations or orders of any Governmental Authority; (ii) any consents or approvals of any Governmental Authority; and (iii) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Approved Purpose” has the meaning ascribed to such term in Section 3.1(c)(i) of this Agreement.

“Audit Committee” has the meaning ascribed to such term in Section 2.1(d)(iv) of this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas.

“beneficially owned,” “beneficial ownership” and similar phrases have the same meanings as such terms have under Rule 13d-3 and 13d-5 (or any successor rule then in effect) promulgated under the Exchange Act, except that in calculating the beneficial ownership of any Holder, such Holder shall be deemed to have beneficial ownership of all securities that such Holder has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The calculation of beneficial ownership for a Holder shall also include any Affiliated Fund of such Holder.

“Board” means the Board of Directors of the Company.

“Board Committee” has the meaning ascribed to such term in Section 2.1(d) of this Agreement.

“Board Designees” has the meaning ascribed to such term in Section 2.1(a) of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be opened.

“Bylaws” means those certain Amended and Restated Bylaws of the Company dated as of the date hereof, as the same may be amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time in accordance with its terms.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a finance lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capitalized Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

3

“Certificate of Incorporation” means that certain Second Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware as of the Effective Date, as the same may be amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time in accordance with its terms and including, for the avoidance of doubt, any certificates of designation attached from time to time thereto.

“Chairman” has the meaning ascribed to such term in Section 2.1(a)(viii) of this Agreement.

“Chief Executive Officer” has the meaning ascribed to such term in Section 2.1(a)(iii) of this Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company, and any shares or capital stock for or into which such common stock hereafter is exchanged, converted, reclassified or recapitalized by the Company.

“Common Stock Equivalents” means, without duplication, Common Stock and any warrants, options, securities, Indebtedness or other rights exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock whether exercisable, convertible or exchangeable at the time of issuance or upon the passage of time or the occurrence of some future event, including, for greater clarity, restricted stock units, performance stock units or any substantially similar award, whether or not settled in Common Stock or a Common Stock Equivalent, if the value of such award is derived from or measured in part or in full from the market value of the Common Stock or a Common Stock Equivalent.

“Company” has the meaning ascribed to such term in the preamble of this Agreement.

“Company Change of Control” means any transaction, or series of related transactions, resulting in greater than fifty percent (50%) of the total combined voting power of all Equity Interests of the Company being controlled by Persons other than the Holders or Affiliated Funds of such Holders as of the date immediately prior to consummation of such transaction (or first consummation date in the case of any such series of related transactions).

“Company Competitor” means (i) any Person engaged in the provision of industrial aviation operations or services, including helicopter or fixed-wing transportation, search and rescue and aircraft support services, including the companies listed in Schedule II hereto (ii) any Person who is a Material Contractual Counterparty to the Company and its Subsidiaries, taken as a whole, including the companies listed on Schedule II hereto, or (iii) any Affiliate of any such Person contemplated by clauses (i) and (ii) above (other than any such Affiliate that is a passive investor or limited partner in an investment fund, vehicle or holding company for which a Person engaged in the private equity, venture capital or investment management business serves as the general partner, managing member or discretionary manager or advisor), in each case under clauses (i)-(ii) above, other than the Company and its Affiliates; provided¸ the Board shall determine the Persons deemed “Company Competitors” in its good faith and reasonable discretion; provided, further, that no Person shall be considered a “Company Competitor” if such Person holds less than three percent (3%) of the Equity Interests, on a fully diluted basis, of a Person that would be deemed a “Company Competitor” under clauses (i)-(ii) above; provided, further, that no Holder shall be deemed a “Company Competitor” so long as such Holder does not acquire any additional Equity Interests of a Person that would be deemed a “Company Competitor” under clauses (i)-(ii) above after July 24, 2019.

4

“Compensation Committee” has the meaning ascribed to such term in Section 2.1(d)(ii) of this Agreement.

“Contracting Party” has the meaning ascribed to such term in Section 7.10 of this Agreement.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

“Designating Holder” means any Holder or group of Holders, as the case may be, entitled to designate a Board Designee for nomination for election to the Board in accordance with Section 2.1(a) of this Agreement.

“DGCL” means the General Corporation Law of the State of Delaware.

“Director” means a duly nominated and elected or appointed member of the Board.

“Director Designation Right” means the right of a Holder to designate a Director for election to the Board pursuant Section 2.1(a) of this Agreement.

“DOT” means the U.S. Department of Transportation and any successor agency thereto.

“Drag-Along Notice” has the meaning ascribed to such term in Section 4.7(v).

“Drag Transaction” has the meaning ascribed to such term in Section 4.7(i).

“Economic Rights” shall have the meaning given to such term in the Certificate of Incorporation.

“Effective Date” has the meaning ascribed to such term in the Preamble.

“Entitled Holder” has the meaning ascribed to such term in Section 5.1(b) of this Agreement.

“Equity Interest” means with respect to any Person, all of the units, membership interests or shares of capital stock of (or other ownership or profit interests in) such Person, all of the options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein).

“Equity Securities” means common stock, preferred stock or other equity securities or Equity Interest, including any security, bond, note, Indebtedness, option or other right or instrument exercisable for or exchangeable or convertible into such equity securities or Equity Interest, including, in the case of the Company, Common Stock and Common Stock Equivalents.

5

“Excess Shares” has the meaning ascribed to such term in Section 5.1(d) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Exit Event Committee” has the meaning ascribed to such term in Section 2.1(d)(ii) of this Agreement.

“FAA” means the Federal Aviation Administration and any successor agency thereto.

“Fully Diluted Common Shares” means the aggregate amount of issued and outstanding shares of Common Stock after giving effect to a hypothetical conversion of all of the issued and outstanding shares of Preferred Stock into shares of Common Stock.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession that are in effect from time to time, applied on a consistent basis for the periods involved.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, including the DOT and the FAA, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Holder” has the meaning ascribed to such term in the preamble of this Agreement; provided, however, that the term “Holder” shall not be deemed to include any Affiliate or Affiliated Fund who is a non-U.S. Citizen for purposes of Section 3.1 of this Agreement.

“Holder Ownership Percentage” means a fraction (expressed as a percentage), the numerator of which is the number of Fully Diluted Common Shares beneficially owned by a specified Holder at such time, and the denominator of which is the total number of Fully Diluted Common Shares at such time.

“Holder Restructuring” has the meaning ascribed to such term in Section 7.17 of this Agreement.

“Holder’s Meeting” has the meaning ascribed to such term in Section 2.1(e)(i) of this Agreement.

6

“Identified Person” has the meaning ascribed to such term in Section 6.1(b) of this Agreement.

“Indebtedness” means with respect to any Person, without duplication, any liability of such Person (i) for borrowed money, (ii) incurred or assumed as the deferred purchase price of property or services (but excluding trade accounts payable arising in the ordinary course of business), (iii) evidenced by notes, bonds, debentures or other similar instruments, (iv) pursuant to conditional sale obligations and title retention agreements (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession of such property), (v) constituting Capitalized Lease Obligations, (vi) for the reimbursement of any obligor on any banker’s acceptance, letter of credit or similar credit transaction, (vii) for Indebtedness of others guaranteed by such Person to the extent of such guarantee, (viii) for Interest Swap Obligations and Currency Agreements and (ix) for Indebtedness of any other Person of the type referred to in clauses (i) through (viii) of this definition which is secured by any lien on any property or asset of such first referred to Person, the amount of such Indebtedness being deemed to be the lesser of the value of such property or asset or the amount of the Indebtedness so secured to the extent of such security interest. The amount of Indebtedness of any Person at any date shall be (A) the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and (B) with respect to all contingent obligations described above, the maximum liability as of such date of such Person for any guarantees of Indebtedness for borrowed money of any other Person and the amount required under GAAP to be accrued with respect to any other contingent obligation.

“Independent Director” means a Director who (A) satisfies each of the independence criteria listed in Section 303A.02(b) of The New York Stock Exchange Listed Company Manual and (B) is an individual with relevant experience; provided that any Independent Director may not be (x) a current Officer or employee of the Company or (y) a director, officer, employee or partner of a Designating Holder.

“Information Rights” has the meaning ascribed to such term in Section 3.1(b) of this Agreement.

“Initial Independent Director” has the meaning ascribed to such term in Section 2.1(a)(iv) of this Agreement.

“Initial Period” means the twelve-month period following the Effective Date.

“Initial Secured Creditors” means those Holders who, collectively, held the secured notes and/or secured term loan of the Company immediately prior to the Effective Date.

“Initiating Drag Holder” has the meaning ascribed to such term in Section 4.7(i).

“Initiating Tag Holder” has the meaning ascribed to such term in Section 4.6(i).

“Interest Swap Obligations” means the obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

7

“Issuance Notice” has the meaning ascribed to such term in Section 5.1(b) of this Agreement.

“Major Holders” means Solus, SDIC and any Person that becomes an Additional Major Holder; provided, that if Solus, SDIC or any Additional Major Holder ceases to have a Holder Ownership Percentage of greater than or equal to ten percent (10%), such Person shall no longer be considered a “Major Holder”; provided, further, that the term “Major Holder” shall not be deemed to include any Affiliate or Affiliated Fund who is a non-U.S. Citizen for purposes of Section 2.2 of this Agreement.

“Material Contractual Counterparty” means any Person that is party to one or more written agreements with the Company or any of its Subsidiaries, the terms of which written agreements expressly provide for, or are reasonably expected to result in, aggregate revenues or third-party expenditures of the Company and its Subsidiaries, taken as a whole, in excess of either: (i) 7.5% of all such revenues or third-party expenditures for the duration of such written agreement(s) or (ii) $15 million.

“MIP” means any equity incentive plan approved by the Board pursuant to which Common Stock, Common Stock Equivalents or any other equity award may be issued to employees, Officers and/or Directors of the Company and its Subsidiaries as incentive compensation.

“National Securities Exchange” means The NASDAQ Global Market, The NASDAQ Global Select Market or The New York Stock Exchange.

“Nominating Committee” has the meaning ascribed to such term in Section 2.1(d)(i) of this Agreement.

“Nominating Committee Observer” has the meaning ascribed to such term in Section 2.1(j)(i) of this Agreement.

“Non-Citizen” shall have the meaning given to such term in the Certificate of Incorporation.

“Non-Party Affiliates” has the meaning ascribed to such term in Section 7.10 of this Agreement.

“Officer” means an officer of the Company.

“Opportunity” has the meaning ascribed to such term in Section 6.1(a) of this Agreement.

“Organizational Documents” means, collectively, each of this Agreement, the Bylaws, and the Certificate of Incorporation.

“Permitted Transferee” means, with respect to any Holder, any Affiliate or Affiliated Fund of such Holder and, in the case of a Holder that is an individual, any member of such Holder’s immediate family (as defined in Item 404 of Regulation S-K) and any descendant of any such Holder, or any trust or like vehicle solely for the benefit of one or more of the foregoing; provided, in each case, that such Transferee is a U.S. Citizen.

8

“Person” means any individual, firm, partnership, company, corporation, joint venture or other entity, and shall include any successor (by merger, business combination or otherwise) of such entity.

“Plan” means the Amended Joint Chapter 11 Plan of Reorganization of Bristow Group Inc. and Its Debtor Affiliates, as Further Modified [Docket No. 742], as amended from time to time and as approved by the Bankruptcy Court.

“Preemptive Convertible Debt Securities” means any bonds, debentures, notes, or other similar evidences of Indebtedness commonly known as “securities,” secured or unsecured, subordinated or otherwise, or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing that are exercisable for or exchangeable or convertible into such Equity Securities.

“Preemptive Rights Ratio” has the meaning ascribed to such term in Section 5.1(b) of this Agreement.

“Preemptive Rights Shares” has the meaning ascribed to such term in Section 5.1(b) of this Agreement.

“Preferred Stock” means the Series A Convertible Preferred Stock of the Company, having the rights and preferences in respect thereof as set forth in the Certificate of Incorporation.

“Qualified IPO” shall mean the closing of an initial public offering and sale of an amount of the Common Stock (or the Equity Interests of an Affiliate if the Company is reorganized in anticipation of such initial public offering) pursuant to an effective registration statement filed by the Company (or applicable Affiliate) with the Commission, other than a registration statement on Form S-4 or Form S-8 or their equivalent, under the Securities Act, equal to at least twenty-five percent (25%) of the Company’s Fully Diluted Common Shares.

“Qualified Pledge” means a bona fide pledge of Common Stock or other Equity Securities in connection with a secured borrowing transaction, the pledgee with respect to which is a financial institution in the business of engaging in secured lending and similar transactions which has entered into such transaction in the ordinary course of such business.

“Registration” means a registration with the Commission of the Company’s Equity Securities for offer and sale to the public under a Registration Statement.

“Registration Statement” means any registration statement of the Company (including any Subsidiary of Affiliate thereof) that covers Equity Securities of the Company (or any Subsidiary or Affiliate thereof) filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including any prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Related Companies” has the meaning ascribed to such term in Section 6.1(c) of this Agreement.

9

“Required Restructuring Holder” has the meaning ascribed to such term in Section 7.17 of this Agreement.

“SDIC” means, collectively, South Dakota Retirement System, together with South Dakota Investment Council, and each of their Affiliates and Affiliated Funds.

“SDIC Director” has the meaning ascribed to such term in Section 2.1(a)(ii) of this Agreement.

“Secured Creditors Directors” has the meaning ascribed to such term in Section 2.1(a)(v) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Selling Holder” has the meaning ascribed to such term in Section 4.7(i).

“Share Certificate” has the meaning ascribed to such term in Section 4.3 of this Agreement.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Solus” means, collectively, Solus LLC, Airwolf 1 LLC and Blue Thunder LLC, together with Solus Alternative Asset Management LP, and each of their Affiliates and Affiliated Funds; provided, however, that the term “Solus” shall not be deemed to include any Affiliate or Affiliated Fund who is a non-U.S. Citizen for purposes of Section 2.1 of this Agreement.

“Solus Director” has the meaning ascribed to such term in Section 2.1(a)(i) of this Agreement.

“Special Holders Meeting” has the meaning ascribed to such term in Section 2.1(e)(i) of this Agreement.

“Subsidiary” of any Person means (i) a corporation a majority of whose outstanding shares of capital stock or other Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and (ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

“Tag-Along Notice” has the meaning ascribed to such term in Section 4.6(i).

“Tag-Along Notice Period” has the meaning ascribed to such term in Section 4.6(ii).

“Tag-Along Rightholders” has the meaning ascribed to such term in Section 4.6(i).

10

“Tag-Along Transaction” has the meaning ascribed to such term in Section 4.6(i).

“Tag-Along Transaction Documents” has the meaning ascribed to such term in Section 4.6(iii).

“Transfer” means, when used as a verb, to sell, transfer, assign, convey or otherwise dispose, and when used as a noun, any direct or indirect sale, transfer, assignment, conveyance or other disposition, including by merger, business combination, operation of law, bequest or pursuant to any domestic relations order, whether voluntarily or involuntarily; provided, that (i) no Transfer of shares of Common Stock or other securities shall be deemed to have occurred as a result of the entry into, modification of or existence of any Qualified Pledge until such time as the pledgee commences any action to foreclose upon such shares of Common Stock or other securities, or any shares of Common Stock or other securities are delivered upon settlement or termination of such Qualified Pledge (whichever occurs first); (ii) with respect to any Holder that is a widely held “investment company” as defined in the Investment Company Act of 1940, as amended, or any publicly traded company whose securities are registered under the Exchange Act, a sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of ownership interests in such investment company or publicly traded company shall not be deemed a Transfer; and (iii) with respect to any Holder that is a private equity fund, hedge fund or similar vehicle, any Transfer of limited partnership or other similar non-controlling interests in any entity which is a pooled investment vehicle holding other material investments and which is an equityholder (directly or indirectly) of a Holder, or the change in control of any general partner, manager or similar Person of such entity, will not be deemed to be a Transfer for purposes hereof. The terms “Transferred” or “Transferring” shall have a correlative meaning.

“Transferee” means any Person to whom any Holder or any Transferee thereof Transfers Equity Securities of the Company in accordance with the terms hereof.

“U.S. Citizen” means any Person who is a “citizen of the United States” as that term is defined in 49 U.S.C. Section 40102(a)(15), as in effect on the date in question, or any successor statute or regulation, as interpreted by the DOT in applicable precedent.

“Underwritten Offering” means an offering made pursuant to a Registration Statement in which Equity Securities of the Company (or any Subsidiary or Affiliate thereof) are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Voting Cutback Shares” shall have the meaning given to such term in the Certificate of Incorporation.

“Voting Rights” shall have the meaning given to such term in the Certificate of Incorporation.

“Voting Right Transferee Holder” shall have the meaning given to such term in the Certificate of Incorporation.

“Voting Right Transferring Holder” shall have the meaning given to such term in the Certificate of Incorporation.

11

Section 1.2 Other Definitional and Interpretive Matters. For purposes of this Agreement, the following rules shall apply:

(a) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(b) Dollars. Any reference in this Agreement to “$” shall mean U.S. dollars.

(c) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(d) Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement unless otherwise specified.

(e) Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(f) Including. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(g) Successor Laws. Any reference to any law or code section thereof will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

(h) Heirs, Executors, etc. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators and permitted successors and assigns; provided, however, that nothing contained in this Section 1.2(h) is intended to authorize any assignment or other Transfer not otherwise permitted by this Agreement.

ARTICLE II

MANAGEMENT OF THE COMPANY AND CERTAIN ACTIVITIES

Section 2.1 Board. Each Holder shall vote all Equity Securities of the Company (including all Preferred Stock and Common Stock) owned by such Holder or over which such Holder has voting control, and shall take all other necessary or desirable actions within his, her or its control (including in his, her or its capacity as a stockholder, Director, member of a Board Committee, Officer or otherwise), and the Company shall take all necessary or desirable actions within its control, to ensure that the provisions of this Article II are fully implemented and carried out.

12

(a) Board Representation; Number of Directors. From and after the Effective Date, the Board shall consist of individuals who may be designated for election to the Board from time to time in the following manner and subject to Section 2.1(b), Section 2.1(f), Section 2.1(g) and Section 2.1(l):

(i) until such time as the rights of Solus are reduced or terminated in accordance with Section 2.1(f), Solus shall be entitled to designate for election to the Board up to two (2) Directors to the Board, who shall initially be Robert Manzo and Wesley Kern (the “Solus Directors”);

(ii) until such time as the rights of SDIC are reduced or terminated in accordance with Section 2.1(f), SDIC shall be entitled to designate for election to the Board up to two (2) Directors to the Board, who shall initially be Lorin Brass and G. Mark Mickelson (the “SDIC Directors”);

(iii) the Nominating Committee shall designate for election to the Board the duly-appointed and acting Chief Executive Officer of the Company (the “Chief Executive Officer”), who shall initially be L. Don Miller;

(iv) the Nominating Committee shall designate for election to the Board two (2) Independent Directors, who shall initially be Hooman Yazhari and Aris Kekedjian (the “Initial Independent Directors”); provided, that, (i) during the Initial Period any replacement of the Initial Independent Directors shall be nominated for election to the Board by the affirmative vote of at least two-thirds (66-2/3%) of the Fully Diluted Common Shares owned by those Holders with a Holder Ownership Percentage of at least two and a half percent (2.5%) as of the Effective Date and (ii) after the Initial Period, the Independent Directors shall be nominated for election by the Nominating Committee and approved by the affirmative vote of at least two-thirds (66-2/3%) of the Fully Diluted Common Shares owned by those Holders with a Holder Ownership Percentage of at least two and a half percent (2.5%), in each case measured as of the record date established by the Board for such vote;

(v) provided that the Initial Secured Creditors collectively have a Holder Ownership Percentage equal to or exceeding ten percent (10%) as of the Effective Date and until such time as the rights of the Initial Secured Creditors are reduced or terminated in accordance with Section 2.1(f), the Initial Secured Creditors shall be entitled to designate for election to the Board up to one (1) Director to the Board, who shall initially be Brian Truelove (the “Secured Creditors Director”); provided, however, that if the Initial Secured Creditors do not collectively have a Holder Ownership Percentage equal to or exceeding ten percent (10%) as of the Effective Date, then such Director position shall be filled in the same manner as an Independent Director, as set forth in Section 2.1(a)(iv); provided, further, that, after the Initial Period, (i) if any individual Initial Secured Creditor’s Holder Ownership Percentage equals or exceeds twelve and a half percent (12.5%), then such Initial Secured Creditor shall have the right to designate for election to the Board up to one (1) Director to the Board for so long as such Initial Secured Creditor’s Holder Ownership Percentage continues to equal or exceed twelve and a half percent (12.5%) or, (ii) if no Initial Secured Creditor has a Holder Ownership Percentage equal to or exceeding twelve and a half percent (12.5%), then such Director position shall be nominated for election in the same manner as an Independent Director, as set forth in Section 2.1(a)(iv) above; and

13

(vi) provided that any Additional Major Holder, if applicable, has an Holder Ownership Percentage equal to or exceeding ten percent (10%), then until such time as the rights of such Additional Major Holder are reduced or terminated in accordance with Section 2.1(f), such Additional Major Holder shall be entitled to designate for election to the Board up to one (1) Director to the Board (each an “Additional Major Holder Director”); provided, however, that if at any time such Additional Major Holder’s Holder Ownership Percentage equals to or exceeding twenty percent (20%), then such Additional Major Holder shall be entitled to designate for election to the Board an additional Director to the Board for a total of two (2) Additional Major Holder Directors; provided, however, that the first Board seat to be filled by an Additional Major Holder Director, if applicable, shall be a Board seat that was previously held by a Solus Director, SDIC Director or Secured Creditors Director, to the extent any of Solus, SDIC or any individual Initial Secured Creditor has, as of such time, lost the right to designate one or more Directors for election to the Board pursuant to Section 2.1(f)(i), Section 2.1(f)(ii) or Section 2.1(a)(v), respectively.

(vii) Directors designated pursuant to Section 2.1(a)(i), Section 2.1(a)(ii), Section 2.1(a)(v) and Section 2.1(a)(vi) or appointed to fill a vacancy by a Designating Holder as provided in Section 2.1(c)(iii) shall be referred to as the “Board Designees”.

(viii) The initial chairman of the Board (the “Chairman”) shall be Aris Kekedjian, and shall remain in such position until such time as a replacement Chairman is selected by a majority vote of the Board. After the Initial Period, the Board shall vote annually to elect the Chairman.

(b) Director and Officer Citizenship; CEO Consultation Rights.

(i) Director and Officer Citizenship. Notwithstanding anything to the contrary in the foregoing, the President, CEO, and at least two-thirds (66-2/3%) of the Directors and other Officers shall be U.S. Citizens. An individual who is not a U.S. Citizen shall not be eligible for nomination or election to the Board or appointment to an Officer position, as applicable, if such person’s election or appointment, together with the election of any incumbent Directors who are not U.S. Citizens and are candidates for election as a Director in the same election, or the continued employment of the Officers, as applicable, would result in less than two-thirds (66-2/3%) of the Directors being U.S. Citizens or less than two-thirds (66-2/3%) of the other Officers being U.S. Citizens, as applicable. Notwithstanding anything to the contrary in this Agreement, no person who is not a U.S. Citizen shall serve as President or Chief Executive Officer or as Chairman of the Board.

(ii) CEO Consultation Rights. Notwithstanding anything to the contrary in this Agreement, each of the Designating Holders shall from time to time hereafter consult in good faith with the Chief Executive Officer with respect to the designation for election to the Board of each Director designated by such Designating Holder or the Nominating Committee pursuant to Section 2.1(a)(i), Section 2.1(a)(ii), Section 2.1(a)(iv), Section 2.1(a)(v) and Section 2.1(a)(vi).

14

(c) Board Meetings; Voting; Board Elections; Board Vacancies; Replacements.

(i) Board Meetings. The Board shall meet at least once per fiscal quarter, unless the Directors who are U.S. Citizens unanimously agree otherwise. In addition, (i) the Chairman or (ii) any two (2) Directors (so long as such two (2) Directors are not designated for election by the same Designating Holder) may call a special meeting of the Board at any time.

(ii) Voting; Action by Written Consent. Except as otherwise expressly provided in this Agreement, approval by the Board of any action or decision shall require either (i) an affirmative vote of at least a majority of the Directors then in office at a validly convened meeting of the Board or (ii) the unanimous written consent of all Directors who are U.S. Citizens then in office.

(iii) Board Elections. The Company and the Board shall, subject to and consistent with the Board’s fiduciary duties and Applicable Law, take such actions as necessary to cause the Board Designees to be nominated and submitted to the stockholders of the Company for election to the Board, or appointed to the Board by the remaining members of the Board, as provided in Section 2.1(c)(v). The parties hereto agree that, when considering any Board Designee for nomination or approval for nomination to the Board or any nominating committee thereof, the party or parties entitled to such nomination shall take into account the same criteria (applying such criteria consistently with the Board’s and any such nominating committee’s prior application of such criteria) and use substantially the same procedures as the Board and any such nominating committee historically have considered and used in considering and vetting prior candidates for the Board, including the then-current members of the Board, including taking into account the independence and other corporate governance standards (including applicable to the members of any committee of the Board) of any National Securities Exchange on which the Company is then listed. Each Holder (whether in his, her or its capacity as a Holder, Director, member of a committee of the Board of Directors, Officer or otherwise) hereby agrees to take such actions as may be necessary or desirable within his, her or its control (including, in the case of a Holder, by voting all capital stock of the Company, including all Preferred Stock and Common Stock, owned by such Holder or over which such Holder has voting control) to remove any Director that was designated for election by a Designating Holder at the request and direction of such Designating Holder.

(iv) Resignations. A Director may resign at any time from the Board by delivering his written resignation to the Board. Any such resignation shall be effective upon receipt thereof unless it is specified to be effective at some other time or upon the occurrence of some other event. The Board’s acceptance of a resignation shall not be necessary to make it effective. Notwithstanding anything to the contrary contained in this Agreement, but subject to (g), to the extent the rights of a Designating Holder to designate a Director are reduced or terminated, as applicable, pursuant to (f), then, (A) if such Designating Holder no longer has the right to designate any Directors for election to the Board pursuant to Section 2.1, then such Designating Holder shall cause such Director(s) designated for election to the Board by such Designating Holder to resign from the Board or (B) if such Designating Holder had the right to designate two (2) Directors for election to the Board pursuant to (a), but such right is reduced to the right to designate one (1) Director for election to the Board pursuant to (f), then such Designating Holder shall cause one (1) Director designated for election to the Board by such Designating Holder to resign from the Board.

15

(v) Vacancies. In the event that a vacancy is created on the Board at any time due to the death, disability, retirement, resignation or removal of a Director, then:

(A) with respect to any Directors who are Board Designees, subject to Section 2.1(c)(iv), Section 2.1(f) and Section 2.1(g), the Designating Holder shall have the right to designate an individual to fill such vacancy and the Company and each Holder (whether in his, her or its capacity as a stockholder, Director, member of a Board Committee, Officer or otherwise) hereby agrees to take such actions as may be necessary or desirable within his, her or its control (including, in the case of a Holder, by voting all Equity Securities of the Company, including all Preferred Stock and Common Stock, owned by such Holder or over which such Holder has voting control) to ensure the election or appointment of such designee to fill such vacancy on the Board; provided that, notwithstanding anything to the contrary herein, in lieu of calling a Special Holder Meeting, the Board shall be entitled to act by majority written consent to cause the election of such designee in a manner consistent with this Section 2.1(c)(v)(A); provided, however, in the event that the applicable Designating Holder shall fail to designate in writing a replacement Board Designee to fill the vacant Director position on the Board, and such failure shall continue for more than sixty (60) days after notice from the Company to such Designating Holder with respect to such failure, then the vacant position shall be filled by an individual designated by the remaining Directors then in office; provided, that such individual shall be removed from such position if such Designating Holder so directs and simultaneously designates a new Board Designee to serve in such Board position.

(B) with respect to any Independent Director vacancy, such vacancy shall be filled in accordance with Section 2.1(a)(iv); and

(C) if the person serving as Chief Executive Officer is removed or resigns or is otherwise replaced, then such person shall automatically, and without any action by the Board or stockholders of the Company, cease to be a Director, and the Director position on the Board reserved for the Chief Executive Officer shall remain vacant until a successor Chief Executive Officer is duly appointed by the Board in accordance with this Agreement and the Company’s Organizational Documents, in which case such person shall automatically, and without any further action by the Board or stockholders of the Company fill such vacancy and become a Director;

(d) Board Committees. The Board will initially establish the following committees (each a “Board Committee” and, collectively, the “Board Committees”), each of which shall be entitled to exercise the full powers of the Board with respect to the powers expressly delegated to it and may authorize the seal of the Company to be affixed to all papers which may require it; provided, however, that a Board Committee shall not be entitled to exercise such powers with respect to any major action (as determined by the Board of Directors in its sole discretion) of the Company or its Subsidiaries, including any actions described in Section 2.2(a) or Section 2.2(b).

(i) Nominating Committee. A nominating committee of the Board (the “Nominating Committee”) shall be established, which committee shall be responsible for identifying, reviewing and proposing nominees for election to the Board pursuant to Section 2.1(a)(iv); provided, that the Nominating Committee shall consider the input of any Nominating Committee Observer(s) in good faith before selecting any proposed nominees, in accordance with

16

Section 2.1(j)(i). During the Initial Period, the Nominating Committee shall initially consist of one (1) Solus Director, one (1) SDIC Director and the Secured Creditors Director; provided, however, that in the event no individual Initial Secured Creditor has the right to designate a Secured Creditors Director to the Board after the Initial Period, the Board may thereafter elect to remove the Secured Creditors Director from the Nominating Committee and replace such Secured Creditors Director with a different Director with the affirmative vote of a majority of the Board. Additional Directors may be appointed to the Nominating Committee by majority vote of the Board; provided further that, notwithstanding the foregoing proviso, each of Solus, SDIC and the relevant Initial Secured Creditor (if applicable) may assign their right to designate a Solus Director, an SDIC Director or a Secured Creditors Director, as applicable, to serve on the Nominating Committee pursuant to this Section 2.1(d)(i) to any other Director currently serving on the Board. A majority of the Nominating Committee shall be comprised only of U.S. Citizens.

(ii) Compensation Committee. A compensation committee of the Board (the “Compensation Committee”) shall be established, which committee shall be responsible for (i) establishing the compensation of the Chief Executive Officer and the other Officers and (ii) establishing the terms and conditions of any stock option plan and/or management or employee incentive equity plan. The Compensation Committee shall initially consist of one (1) Solus Director, one (1) SDIC Director and the Secured Creditors Director; provided, however, that in the event no individual Initial Secured Creditor has the right to designate a Secured Creditors Director to the Board after the Initial Period, the Board may thereafter elect to remove the Secured Creditors Director from the Compensation Committee and replace such Secured Creditors Director with a different Director with the affirmative vote of a majority of the Board. Additional Directors may be appointed to the Compensation Committee by majority vote of the Board; provided further that, notwithstanding the foregoing proviso, each of Solus, SDIC and the relevant Initial Secured Creditor (if applicable) may assign their right to designate a Solus Director, an SDIC Director or a Secured Creditors Director, as applicable, to serve on the Compensation Committee pursuant to this Section 2.1(d)(ii) to any other Director currently serving on the Board. A majority of the Compensation Committee shall be comprised only of U.S. Citizens.

(iii) Exit Event Committee. An exit event committee of the Board (the “Exit Event Committee”) shall be established, which committee shall be responsible for exploring certain strategic exit sale opportunities of the Company (including, a merger, business combination, sale of part or all of the Company or consummation of an initial public offering or Qualified IPO). The Exit Event Committee shall initially consist of one (1) Solus Director, one (1) SDIC Director and the Secured Creditors Director; provided, however, that in the event no individual Initial Secured Creditor has the right to designate a Secured Creditors Director to the Board after the Initial Period, the Board may thereafter elect to remove the Secured Creditors Director from the Exit Event Committee and replace such Secured Creditors Director with a different Director with the affirmative vote of a majority of the Board. Additional Directors may be appointed to the Exit Event Committee by majority vote of the Board; provided further that, notwithstanding the foregoing proviso, each of Solus, SDIC and the relevant Initial Secured Creditor (if applicable) may assign their right to designate a Solus Director, an SDIC Director or a Secured Creditors Director, as applicable, to serve on the Exit Event Committee pursuant to this Section 2.1(d)(iii) to any other Director currently serving on the Board. A majority of the Exit Event Committee shall be comprised only of U.S. Citizens.

17

(iv) Audit Committee. An audit committee of the Board (the “Audit Committee”) shall be established, which committee shall be responsible for oversight of the integrity of the Company’s financial statements and monitoring of the Company’s accounting practices and reporting. The Audit Committee shall initially consist of one (1) Solus Director, one (1) SDIC Director and the Secured Creditors Director; provided, however, that in the event no individual Initial Secured Creditor has the right to designate a Secured Creditors Director to the Board after the Initial Period, the Board may thereafter elect to remove the Secured Creditors Director from the Audit Committee and replace such Secured Creditors Director with a different Director with the affirmative vote of a majority of the Board. Additional Directors may be appointed to the Audit Committee by majority vote of the Board; provided further that, notwithstanding the foregoing proviso, each of Solus, SDIC and the relevant Initial Secured Creditor (if applicable) may assign their right to designate a Solus Director, an SDIC Director or a Secured Creditors Director, as applicable, to serve on the Audit Committee pursuant to this Section 2.1(d)(iv) to any other Director currently serving on the Board. A majority of the Audit Committee shall be comprised only of U.S. Citizens.

(v) Other Committees. From time to time, the Board shall be entitled, in its sole discretion, to establish other such Board Committees as it deems prudent and appoint Directors to such Board Committees with the affirmative vote of a majority of the Board. A majority of each other shall be comprised only of U.S. Citizens.

(e) Holders Meeting.

(i) At each annual meeting of the Company’s stockholders (such meeting, a “Holder’s Meeting”) or any special meeting in lieu thereof (any such meeting, a “Special Holders Meeting”) at which the term of any Board Designee is to expire or prior to which there shall be a vacancy on the Board that any Designating Holder is then entitled to designate pursuant to Section 2.1(a), such Designating Holder shall be entitled to designate for election as a Director the number of individuals necessary so that, if such designees are elected to the Board at such annual meeting or any special meeting in lieu thereof, the maximum number of Board Designees such Designating Holder is entitled to designate pursuant to Section 2.1(a) shall be serving on the Board. The Company and the Board shall, subject to and consistent with the Board’s fiduciary duties, the DOT’s and FAA’s U.S. citizenship requirements and other Applicable Law, take such actions as necessary to cause each Board Designee so designated by any such Designating Holder to be nominated for election to the Board at each annual meeting of the Company’s stockholders or any special meeting in lieu thereof. To the extent the Company’s proxy statement for any annual meeting of stockholders, or any special meeting in lieu thereof, includes a recommendation regarding the election of any other nominees to the Board, the Company and the Board shall, subject to and consistent with the Board’s fiduciary duties, the DOT’s and FAA’s U.S. citizenship requirements and other Applicable Law, include a recommendation of its Board that the stockholders also vote in favor of each Board Designee standing for election at such meeting.

(ii) A Special Holders Meeting may be called only by (A) the Board acting pursuant to a resolution adopted by a majority of the Board or (B) stockholders who individually or collectively beneficially own greater than thirty-five percent (35%) of the total voting power of all outstanding Equity Securities generally entitled to vote at a Holders Meeting pursuant to a notice executed by such stockholders (or their duly appointed proxies, if applicable), which notice shall include reasonable detail regarding the matters to be discussed at the resulting Special Holders Meeting.

18

(iii) If any Board Designee has not been designated, or fails to agree to serve on the Board if elected or otherwise provide information reasonably requested by the Board, including to determine such Board Designee’s qualification to serve on the Board and information regarding such Board Designee as required to be included in any proxy statement of the Company with respect to the election of directors, within such time periods as required by the Bylaws or otherwise established by the Board in good faith, then the Board shall not be required to appoint or nominate for election to the Board such Board Designee and shall be entitled to appoint or nominate for election to the Board a person approved by the Board pursuant to the Bylaws.

(f) Reduction; Termination of Rights. The rights of the Designating Holders to designate Directors under this Section 2.1 shall be reduced and terminated, as applicable, as follows:

(i) (i) Upon the Holder Ownership Percentage of Solus being reduced to less than twenty percent (20%) but greater than or equal to ten percent (10%), Solus’ right to designate two (2) Directors for nomination for election to the Board pursuant to Section 2.1(a)(i) shall be reduced to the right to designate one (1) Director for nomination for election to the Board, and (ii) upon the Holder Ownership Percentage of Solus being reduced to less than ten percent (10%) Solus shall no longer have the right to designate any Directors for nomination for election to the Board.

(ii) (i) Upon the Holder Ownership Percentage of SDIC being reduced to less than twenty percent (20%) but greater than or equal to ten percent (10%), SDIC’s right to designate two (2) Directors for nomination for election to the Board pursuant to Section 2.1(a)(ii) shall be reduced to the right to designate one (1) Director for nomination for election to the Board, and (ii) upon the Holder Ownership Percentage of SDIC being reduced to less than 10 percent (10%) SDIC shall no longer have the right to designate any Directors for nomination for election to the Board.

(iii) (i) Upon the Holder Ownership Percentage of an Additional Major Holder being reduced to less than twenty percent (20%) but greater than ten percent (10%), the Additional Major Holder’s right to designate two (2) Directors for nomination for election to the Board pursuant to Section 2.1(a)(vi) shall be reduced to the right to designate one (1) Director for nomination for election to the Board, and (ii) upon the Holder Ownership Percentage of the Additional Major Holders being reduced to less than ten percent (10%) the Additional Major Holders shall no longer have the right to designate any Directors for nomination for election to the Board.

(g) Transfer of Designation Rights. Subject to the reduction and termination provisions of Section 2.1(f), any Transfer by a Holder in accordance with Article IV hereof of all of its Equity Interests of the Company may include the transfer of such Holder’s relevant Director Designation Rights pursuant to Section 2.2(a) associated with the Equity Interests of the Company to be Transferred immediately prior to such Transfer.

19

(h) Fees; Costs and Expenses. Except for Directors who are not employees of the Company or any of its Subsidiaries or an Identified Person or as provided in the following sentence, no Director shall receive an annual retainer, meeting fee or other consideration for serving on the Board (or committee thereof) or any board of directors of any Subsidiary of the Company; provided, however, that any Board Designee who is not otherwise compensated, in any manner, due to Applicable Law by the Holder who designated such Board Designee, such Board Designee shall receive the same annual retainer, meeting fee or other consideration that an Independent Director is receiving (or would receive) for serving on the Board (or committee or supervisory role thereof) or any board of directors of any Subsidiary of the Company. The Company will pay and reimburse each Director for all reasonable out-of-pocket expenses incurred by such Director in connection with his or her participation in (or attendance at) meetings of the Board (and committees thereof) and the boards of directors (and committees thereof) of the Subsidiaries of the Company.

(i) Directors’ and Officers’ Insurance. The Company will purchase and will use its reasonable best efforts to maintain director and officer liability insurance in such amounts and such limits as reasonably determined by the Board on behalf of any person who is or was a member of the Board against any liability asserted against him or incurred by him in any capacity as such, whether or not the Company would have the power to indemnify him against that liability under the Company’s Organizational Documents.

(j) Nominating Committee Observer.

(i) Each Holder with a Holder Ownership Percentage of at least five percent (5%) as of the Effective Date shall have the right to designate one (1) non-voting observer (a “Nominating Committee Observer”) to attend each meeting of, or interview conducted by, the Nominating Committee, for so long as its Holder Ownership Percentage is at least five percent (5%) and the Nominating Committee shall consider any input by any Nominating Committee Observer in good faith before selecting any proposed nominees for election to the Board pursuant to Section 2.1(a)(iv). Subject to the provisions of this Section 2.1(j), the Nominating Committee Observers shall have the right to attend all meetings of the Nominating Committee (including telephonically), and the Nominating Committee shall give the Nominating Committee Observers copies of all notices, minutes, consents and other materials that it provides to the members of the Nominating Committee, it being understood that the rights of the Nominating Committee Observers to receive such notices or materials or to attend such meetings shall be conditional upon the Nominating Committee Observers entering into a customary confidentiality agreement in form and substance reasonably acceptable to the Company.

(ii) Notwithstanding the foregoing, the Company reserves the right to withhold any information and to exclude any Nominating Committee Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel, serve to waive the work product doctrine or any other similarly protective privilege or doctrine, or result in disclosure of trade secrets or a conflict of interest, in each case upon the affirmative vote of a majority of the members of the Nominating Committee not affiliated with any such Nominating Committee Observer, acting in good faith.

20

(iii) Neither the presence of a Nominating Committee Observer at all or at any part of a meeting of the Nominating Committee, nor the disclosure to a Nominating Committee Observer of any confidential information, specifically including any material non-public information, shall provide a Nominating Committee Observer or its Designating Holder with a right to require the Company to disclose publicly any information acquired by such Nominating Committee Observer in the capacity as such.

(iv) For the avoidance of doubt, no Nominating Committee Observer shall be permitted to vote at any meeting of the Nominating Committee or be counted for purposes of determining whether there is a sufficient quorum for the Nominating Committee to conduct its business.

(k) No Conflicts. Neither the Company nor the Board shall take any action to cause the Bylaws or Certificate of Incorporation to conflict in any respect with the provisions of this Article II, and if at any time the Bylaws or Certificate of Incorporation are determined to conflict in any manner with this Article II or the rights of the Designating Holders hereunder, then, subject to requirements under the DGCL, the Company and Board shall take such actions within their control to cause the Bylaws and/or the Certificate of Incorporation, as applicable, not to conflict in any respect with the provisions of this Article II, including amending the Bylaws or submitting an amendment to the Certificate of Incorporation to the stockholders of the Company for approval.

(l) Initial Public Offering. Notwithstanding anything to the contrary contained in this Section 2.1, the number of Directors that comprises the Board shall be increased in connection with the consummation by the Company (including any Subsidiary or Affiliate thereof) of an initial public offering, or at any time after such initial public offering, to the extent necessary (and only to such extent) to comply with all director “independence” requirements that may be imposed by the Commission and/or any National Securities Exchange. Notwithstanding anything to the contrary contained in this Agreement, upon the consummation of a Qualified IPO, this Agreement shall automatically terminate in its entirety.

Section 2.2 Actions Requiring Consent.

(a) Major Holder Consent Rights. From and after the date hereof, the Company shall not take any of the following actions without the prior written consent of at least one (1) Major Holder that is a U.S. Citizen; provided, however, that, if, at the time such action(s) is proposed, there are any Additional Major Holders, then the following actions shall require the prior written consent of Major Holders that are U.S. Citizens representing at least fifty percent (50%) of the Equity Interests of the Company then owned by all of the Major Holders:

(i) incur or become obligated (as a guarantor or otherwise) for any Indebtedness, including any Capitalized Lease Obligations, in excess of $50 million in the aggregate, excluding any Indebtedness (i) existing on the Effective Date and (ii) under the Amended and Restated 2019 Term Loan Credit Agreement;

(ii) make any acquisition, by merger or consolidation, or by purchase of, or investments in, all or substantially all of the assets or stock of, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof, in excess of $100 million per transaction or series of related transactions;

21

(iii) consummate any (i) merger, consolidation, business combination or sale (whether by a sale of Equity Securities, lease to a third-Person or disposition of all or substantially all of the assets), (ii) transaction resulting in a Company Change of Control, (iii) other Transfer of assets or Equity Securities of the Company or any Subsidiary of the Company in excess of $25 million per transaction or series of related transactions or (iv) effect any other fundamental change to the business of the Company;

(iv) consummate an initial public offering or Qualified IPO; or

(v) transfer Equity Interests of the Company to any Company Competitor or any Affiliate of a Company Competitor.

(b) Minority Holder Consent Rights. From and after the date hereof, the Company shall not take any of the following actions without first receiving the affirmative vote of at least sixty-seven percent (67%) of the Fully Diluted Common Shares; provided, that any action that would reasonably be expected to disproportionately and materially adversely affect one Holder or group of Holders (in its or their capacity as a Holder) in relation to any other Holder or group of Holders (including, for the avoidance of doubt, amendments to this Agreement or the Company’s other Organizational Documents) shall require the prior written consent of such disproportionately and materially adversely affected Holder or group of Holders; provided, further, that any amendment or series of amendments to this Agreement or the Company’s Organizational Documents that would have the effect of circumventing or otherwise modifying the provisions contained in Section 2.1(a), Section 2.1(d), Section 2.2(b), Section 3.1, Section 4.1, Section 4.6, Section 5.1 or otherwise implementing a right of first offer or right of first refusal in the Company’s Organizational Documents, shall, for the first three (3) years following the Effective Date, require the affirmative vote of eighty percent (80%) of the Fully Diluted Common Shares (and, for the avoidance of doubt, after such three (3) year period, this proviso shall be null and void); provided, further, that to the extent that any of the minority consent rights contained in this Section 2.2(b) would violate the DOT’s and FAA’s U.S. citizenship requirements, such minority consent rights shall be considered null and void to the extent of any such violation:

(i) authorize or adopt any certificate of designations relating to any class or series of Preferred Stock (as defined in the Certificate of Incorporation), amend the Certificate of Incorporation to increase the authorized shares of Common Stock or authorize any other class or series or Equity Securities, or authorize a stockholder rights plan or “poison pill” (other than the stockholder rights plan, if any, approved by the Bankruptcy Court);

(ii) issue any Equity Securities of the Company representing in the aggregate more than ten percent (10%) of the shares of Common Stock issued pursuant to the Plan (as adjusted, if applicable to give effect to any stock dividend, stock split or reverse stock split), excluding Common Stock and Common Stock Equivalents (excluding Indebtedness) of the Company representing in the aggregate not more than ten percent (10%) of the outstanding shares of Common Stock issued pursuant to MIPs approved by the Board;

22

(iii) dissolve or liquidate the Company or any Significant Subsidiary, enter into any recapitalization or reorganization of the Company or any Significant Subsidiary or commit any voluntary Act of Bankruptcy with respect to the Company or any Significant Subsidiary;

(iv) reincorporate or convert the Company into any entity other than a corporation or redomicile the Company into any jurisdiction other than Delaware;

(v) make any material change to (A) the accounting policies or procedures of the Company or any of its Significant Subsidiaries unless required in accordance with GAAP or (B) tax elections of the Company or any of its Significant Subsidiaries;

(vi) enter into any transaction, arrangement, contract, agreement or other binding obligation with any Major Holder or any Affiliate of any Major Holder or amendment or modification thereof of any such existing transaction, arrangement, contract, agreement or other binding obligation, in all cases that are not on arm’s length terms and in the ordinary course of business; or

(vii) enter into any agreement or other binding obligation to do any of the foregoing.

(c) Required Notice before Exchange Act Section 12 Registration. If the Company plans to register the Common Stock under Section 12 of the Exchange Act or if the Company is required to register the Common Stock pursuant to Section 12(g) of the Exchange Act, other Applicable Law, any other provision of this Agreement or otherwise, in each case, the Company shall provide a minimum of thirty (30) days prior written notice to the Holders of such registration.

(d) Russian Regulatory Compliance. Notwithstanding anything to the contrary herein, neither SDIC, in its capacity as a Major Holder, nor the SDIC Directors shall exercise any “veto” or other rights under this Agreement in relation to the management or operation of the business of, or any corporate decisions at any governance level taken by, any Subsidiary of the Company that is domiciled in the Russian Federation, and, if necessary for the purpose of satisfying any quorum or consent threshold, SDIC and/or the SDIC Directors shall be deemed present, non-voting and the absence of a vote or consent from SDIC and/or the SDIC Directors with respect to any such matter shall not prevent any such matter from being otherwise approved or disapproved.

ARTICLE III

INFORMATION AND ACCESS

Section 3.1 Information and Access Rights.

(a) Directors Access. The Directors shall be entitled to examine the books, accounts and records of the Company and shall have free access, at all reasonable times and with prior written notice, to any and all assets, properties and facilities of the Company. The Company shall provide such information relating to the business affairs and financial position of the Company or its Subsidiaries, as the Directors may require.

23

(b) Information Rights; Access. The Company shall, and shall cause its Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with GAAP. So long as each Holder executes and delivers to the Company a customary confidentiality agreement applicable to the Information Rights on a form reasonably acceptable to the Company, each Holder shall be entitled to receive the following information rights (the rights described in Section 3.1(b)(i) through Section 3.1(b)(iv) below, collectively and as applicable, constituting the “Information Rights”):

(i) All Holders shall be entitled to access a password-protected virtual data room, established and maintained periodically by the Company or its Affiliates or their respective representatives, and as a condition to gaining access to the information posted in such data room, each such Holder shall be required to “click through” or take other affirmative action pursuant to which each such Holder shall confirm and ratify that it is a party to, and bound by all of the terms and provisions of, this Agreement and any confidentiality agreement and acknowledge each such Holder’s confidentiality obligations in respect of such information and agree to abide by the terms of this Agreement and any confidentiality agreement related to the Information Rights which shall include the following (or the Company or its Affiliates or their respective representatives shall otherwise provide the following to all Holders);

(A) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company, audited consolidated balance sheets of the Company and its Subsidiaries as at the end of each such fiscal year and audited consolidated statements of income, of stockholders’ equity and of cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year, accompanied by a report on such consolidated balance sheets and financial statements by the independent certified public accountants of recognized national standing selected by the Board which report shall state that such consolidated financial statements fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows and stockholders’ equity for the periods indicated in conformity with GAAP, applied on a basis consistent with prior years, and that the examination by such accountants was conducted in accordance with generally accepted auditing standards.

(B) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each of the first three (3) quarterly periods in each fiscal year of the Company, a reasonably detailed equity capitalization table as of the end of such fiscal period, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period and the related consolidated statements of income, of stockholders’ equity and of cash flows for such quarterly period and of the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case prepared in accordance with GAAP, consistently applied, and setting forth comparative consolidated figures for the related periods in the prior fiscal year, subject to normal year-end audit adjustments and the absence of notes thereto, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

24

(C) Monthly Financial Statements. As soon as available, and in any event within thirty (30) days after the end of each monthly accounting period in each fiscal quarter (other than the last month of the fiscal quarter), unaudited consolidated balance sheets of the Company and its Subsidiaries as at the end of each such monthly period and for the current fiscal year to date and unaudited consolidated statements of income and cash flows for each such monthly period and for the current fiscal year to date, in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and all prepared in accordance with GAAP, consistently applied, subject to normal year-end audit adjustments and the absence of notes thereto.

(ii) Quarterly MD&A Conference Call. The Company will, no less than once per fiscal quarter and no later than ten (10) Business Days after delivery of the materials required pursuant to Section 3.1(b)(i)(A) or Section 3.1(b)(i)(B), hold a conference call, including a questions and answers session, for which all Holders will be provided reasonable advance notice in writing at least two (2) Business Days prior to such conference call, and to which all Holders will be invited, where the Company will discuss or cause to be discussed the performance, financial results and future plans of the Company and its Subsidiaries.

(iii) Inspection Rights. Subject to Section 3.1(c)(i), all Holders owning at least one percent (1%) of the Fully Diluted Common Shares shall be entitled, at reasonable times and in a manner that does not interfere with the operations and daily business of the Company and its Subsidiaries and upon reasonable prior notice to the Company, to (i) the corporate, financial and similar records, reports and documents of the Company and its Subsidiaries, and to permit each such qualified Holder to examine such documents and make copies thereof and (ii) the Company’s and its Subsidiaries’ officers, senior employees and public accountants, and to afford each such qualified Holder the opportunity to discuss and advise on the affairs, finances and accounts of the Company and its Subsidiaries with their officers, senior management and public accountants (and the Company hereby authorizes said accountants to discuss with such qualified Holder such affairs, finances and accounts).

(iv) Notification of Key Events. All Holders shall be entitled to written notification by the Company of certain key events and reasonable details thereof, including (i) the planned termination or departure of any member of senior management of the Company or any Significant Subsidiary, (ii) material adverse changes to the business of the Company, and (iii) the existence of material litigation with respect to the Company or any Subsidiary; provided, that, in each case, disclosure of the information described in clauses (i), (ii) and (iii) above shall be subject to the reasonable discretion of the Board, acting in good faith, as to (x) the form of disclosure and (y) which information rises to the level of materiality such as would require disclosure under this Section 3.1(b)(iv).

(c) Confidentiality Obligations.

(i) Notwithstanding anything to the contrary in this Agreement, the Company’s disclosure obligations described in Section 3.1(b) shall be subject to the right of the Board, acting in good faith and in its sole discretion, to restrict the disclosure of any confidential or proprietary information relating to the Company on the basis that such disclosure would reasonably be expected to result in the disclosure of such information to the public, current or

25

prospective customers, contractors, suppliers or vendors, or any current or prospective Company Competitor. Notwithstanding anything to the contrary in this Agreement, the Holders are only entitled to review all information provided pursuant to this Agreement (including the Information Rights), as described above, for purposes of monitoring such Holder’s investment in the Company (the “Approved Purpose”). A Holder’s Information Rights may be suspended if, based upon a good faith finding by the Board, it is determined that such Holder has misappropriated or otherwise utilized such Company information for any purpose other than the Approved Purpose, including by sharing such information (or copy, summary or report thereof) with any current or prospective customers, contractors, suppliers, venders or Company Competitors. Notice of, and supporting detail with respect to, any such Board determination and resulting suspension shall be provided to the affected Holder promptly (and in any event within three (3) Business Days of the relevant Board determination) and thereafter any such Holder shall be afforded a reasonable opportunity to dispute the facts and circumstances giving rise to the suspension and, if possible, cure the alleged misappropriation or utilization, after which resolution of dispute or cure the affected Holder’s Information Rights shall be restored.

(ii) Subject to Section 3.1(c)(i), the Company shall provide prospective purchasers of Equity Interests of the Company with customary access to Company information, which, for the avoidance of doubt, shall include the Information Rights set forth in Section 3.1(b)(i), for the purpose of enabling such prospective purchaser to evaluate a potential acquisition of such Equity Interests of the Company; provided, that, as a condition precedent to the receipt of such information, any such prospective purchaser shall have executed and delivered to the Company a confidentiality agreement with respect to such information in form and substance reasonably acceptable to the Company.

ARTICLE IV

TRANSFERS

Section 4.1 Rights and Obligations of Transferees. Prior to the consummation of a Transfer by any Holder to any Person (including a Permitted Transferee), other than in connection with a Transfer pursuant to Section 4.7, as a condition thereto, the applicable Transferee, unless already a party to this Agreement, shall agree in writing, by executing and delivering the form of Assignment and Assumption Agreement, to become a party to this Agreement and further assume all of the obligations in this Agreement applicable to the Transferring Holder with respect to the Equity Securities being Transferred.

Section 4.2 Transferability. Each Holder shall not be restricted by this Agreement from Transferring any of its shares of Common Stock or Preferred Stock; provided, that such Transfer complies with this Article IV and the other provisions of this Agreement, the Company’s other Organizational Documents and Applicable Law (including the DOT’s and FAA’s U.S. citizenship requirements).

Section 4.3 Restrictions on Transfer. No Transfer of any share(s) of Common Stock, Preferred Stock or Common Stock Equivalents shall be permitted if:

(i) such Transfer would cause the record number of Holders of any class of Equity Securities of the Company to exceed the applicable threshold for registration under the Exchange Act, or if the Board otherwise determines that such Transfer could result in the Company’s being required to file reports under the Exchange Act, if it is not otherwise subject to such requirements;

26

(ii) such Transfer would violate the Securities Act or applicable federal and state securities or blue sky laws;

(iii) such Transfer is made to a Person who lacks the legal right, power or capacity to own shares of Common Stock, Preferred Stock or Common Stock Equivalents of the Company;

(iv) such Transfer is made without the prior consent of at least two-thirds (66-2/3%) of the Board and is made to a Company Competitor or any Person that the Board determines in good faith is a Company Competitor or an Affiliate of a Company Competitor;

(v) such Transfer would cause the Company or any of its Subsidiaries to be required to register as an investment company under the Investment Company Act of 1940, as amended;

(vi) such Transfer would cause the assets of the Company or any of its Subsidiaries to be deemed “Plan Assets” as defined under the Employee Retirement Income Security Act of 1974, as amended, or its accompanying regulations or result in any “prohibited transaction” thereunder involving the Company or any of its Subsidiary;

(vii) such Transfer is made without the Board’s prior written consent and would cause a loss of any accrued net operating loss tax benefits or other favorable tax attributes of the Company or any of its Subsidiaries as determined in good faith by the Board; or

(viii) such Transfer would cause the Company not to be a U.S. Citizen.

To the extent shares of the Common Stock or Preferred Stock are represented by certificates (a “Share Certificate”), all such Share Certificates held by any Holder shall bear a legend substantially to the following effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT AMONG BRISTOW GROUP INC. AND THE HOLDERS PARTY THERETO, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF BRISTOW GROUP INC. THE STOCKHOLDERS AGREEMENT CONTAINS, AMONG OTHER THINGS, CERTAIN PROVISIONS RELATING TO THE TRANSFER OF THE SHARES SUBJECT TO THE AGREEMENT, INCLUDING RESTRICTIONS ON TRANSFER TO AND OWNERSHIP BY PERSONS WHO ARE NOT U.S. CITIZENS AS DEFINED IN 49 U.S.C. SECTION 40102(A)(15), AS IN EFFECT ON THE DATE IN QUESTION, OR ANY SUCCESSOR STATUTE OR REGULATION, AS INTERPRETED BY THE U.S. DEPARTMENT OF TRANSPORTATION IN APPLICABLE PRECEDENT. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY, DIRECTLY OR

27

INDIRECTLY, BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

Notwithstanding anything to the contrary in the foregoing, only the condition set forth in Section 4.3(ii) (and not any of the other conditions listed above) shall apply to the following types of Transfers: (i) any Transfer by a Tag-Along Rightholder pursuant to Section 4.6 or (iii) any Transfer of shares of Common Stock or Preferred Stock in a Drag Transaction.

Section 4.4 Transfers Not in Compliance. Notwithstanding anything to the contrary contained in this Agreement, any Transfer or attempted Transfer by any Holder of any share(s) of Common Stock, Preferred Stock or Common Stock Equivalents of the Company in violation of any provision of this Agreement shall be null and void ab initio and of no force or effect whatsoever, no such Transfer shall be recorded on the Company’s books and the purported Transferee in any such Transfer shall not be treated (and the Holder proposing to make any such Transfer shall continue be treated) as the owner of such Equity Interests of the Company for all purposes of this Agreement. The Company may institute legal proceedings to force rescission of a Transfer prohibited by this Agreement and to seek any other remedy available to it at law, in equity or otherwise, including an injunction prohibiting any such Transfer.

Section 4.5 Transfer of Voting Rights. Notwithstanding anything to the contrary in the Certificate of Incorporation, a Voting Right Transferring Holder shall, at any time, be entitled to irrevocably transfer the Voting Rights, but not the Economic Rights or such Voting Cutback Shares themselves, with respect to all shares of Voting Cutback Shares held by such Voting Right Transferring Holder to a Voting Right Transferee Holder; provided that a Voting Right Transferee Holder may not be a Non-Citizen; provided, further, that if at any time any Voting Cutback Shares held by such Voting Right Transferring Holder (i) are transferred to a person or entity that is not a Non-Citizen or (ii) are otherwise no longer subject to suspension and are reinstated in accordance with Section 3.3 of Article XIV of the Certificate of Incorporation, then such Voting Rights shall automatically be transferred from the applicable Voting Right Transferee Holder back to, and fully vested in, the applicable Voting Right Transferring Holder without any further action by such Voting Right Transferring Holder, Voting Right Transferee Holder or the Company, and such Voting Right Transferee Holder shall have no further rights or privileges associated with such Voting Cutback Shares.

28

Section 4.6 Tag-Along Right.

(i) Each of the Holders hereby agrees that if any Major Holder (each, an “Initiating Tag Holder”) shall, in any one transaction or any series of related transactions (except any Underwritten Offering), directly or indirectly, propose to Transfer greater than fifty percent (50%) of the Fully Diluted Common Shares then owned by such Initiating Tag Holder to any Person, other than a Permitted Transferee of an Initiating Tag Holder (a “Tag-Along Transaction”), the Initiating Tag Holders (or a designated representative acting on their behalf) shall deliver written notice (a “Tag-Along Notice”) to (A) any Holder with a Holder Ownership Percentage of at least five percent (5%) or (B) any Initial Secured Creditor (the “Tag-Along Rightholders”) and the Company, in accordance with Section 7.1, at least thirty (30) Business Days prior to the consummation of such Tag-Along Transaction, offering the Tag-Along Rightholders the opportunity to participate in such Tag-Along Transaction on the terms and conditions set forth in the Tag-Along Notice (which terms and conditions shall be substantially the same as those terms and conditions applicable to the Initiating Tag Holders, except as to the number of shares of Common Stock and/or Preferred Stock proposed to be sold) and otherwise complying with the requirements of Applicable Law, if any; provided, however, that, for the avoidance of doubt, the provisions of this Section 4.6(i) shall not apply to any Underwritten Offering. The Tag-Along Notice shall contain a general description of the material terms and conditions of the Tag-Along Transaction, including the identity of the parties to the proposed Tag-Along Transaction, the total number of shares of Common Stock and/or Preferred Stock proposed to be sold, the proposed amount and form of consideration and whether any termination fee, break-up fee or similar fee would be payable by the Initiating Tag Holders and the Tag-Along Rightholders if the Tag-Along Transaction is not consummated (and the amount of any such termination fee, break-up fee or similar fee), and a copy of any acquisition agreement entered into in connection with such Tag-Along Transaction.

(ii) Each Tag-Along Rightholder may, by written notice to the Initiating Tag Holders (or their designated representative) delivered within twenty (20) Business Days after delivery of the Tag-Along Notice to such Tag-Along Rightholder (the “Tag-Along Notice Period”), elect to sell an amount up to all of the shares of Common Stock and/or Preferred Stock held by such Holder in such Tag-Along Transaction, on the terms and conditions set forth in the Tag-Along Notice; provided, however, that if such proposed Transferee desires to purchase a number of shares of Common Stock and/or Preferred Stock that is less than the aggregate number of shares of Common Stock and/or Preferred Stock proposed to be sold by the Initiating Tag Holders and any Tag-Along Rightholders electing to sell shares of Common Stock and/or Preferred Stock held by such Tag-Along Rightholder(s) in the Tag-Along Transaction, then each Initiating Tag Holder and each Tag-Along Rightholder shall have the right to include its pro rata portion (based on of the relative ownership of the then-outstanding shares of Common Stock and/or Preferred Stock held by the Initiating Tag Holder and all the Tag-Along Rightholders electing to sell shares in the Tag-Along Transaction as of the date of the Tag-Along Notice) of the shares of Common Stock and/or Preferred Stock to be transferred to the proposed Transferee on the same terms and conditions as the Initiating Tag Holders. Failure to respond within the Tag-Along Notice Period shall be regarded as a rejection of the offer made pursuant to the Tag-Along Notice and a waiver by such Tag-Along Rightholder of its rights under this Section 4.6 only with respect to the applicable Tag-Along Transaction.

(iii) In connection with any Tag-Along Transaction in which any Tag-Along Rightholder elects to participate pursuant to this Section 4.6, each such Tag-Along Rightholder will take all necessary or desirable actions reasonably requested by the Initiating Tag Holders and/or the Company in connection with the consummation of such Tag-Along

29

Transaction, including executing and delivering the applicable purchase agreement, merger agreement, indemnity agreement, escrow agreement, letter of transmittal or other agreements or documents governing or relating to such Tag-Along Transaction that the Company, the Initiating Tag Holders or the Transferee in such Tag-Along Transaction may reasonably request (the “Tag-Along Transaction Documents”), pursuant to which such Initiating Tag Holder and Tag-Along Rightholder shall agree (A) to provide customary representations and warranties regarding its legal status and authority, and its ownership of the shares of Common Stock and/or Preferred Stock being transferred, and customary (several but not joint) indemnities regarding the same, (B) to participate pro rata based on the consideration to be received by such Tag-Along Rightholder in any customary indemnities with respect to matters other than the representations and warranties described in clause (A) above, it being understood that such participation shall be limited to funding, on a pro rata basis based on the consideration to be received by such Tag-Along Rightholder, any escrow arrangements related thereto and being responsible for such Tag-Along Rightholder’s pro rata share of any withdrawals therefrom and (C) a customary confidentiality covenant; provided, that in no event shall any Tag-Along Rightholder be obligated to agree to any restrictive covenant, including any non-competition covenant, employee non-solicit covenant or other similar agreement restricting the business operations of the Tag-Along Rightholder as a condition of participating in such Transfer other than the customary confidentiality covenant described above.

(iv) At the closing of any Tag-Along Transaction in which any Tag-Along Rightholder has exercised its rights under this Section 4.6, such Tag-Along Rightholder shall deliver at such closing, against payment of the consideration therefor in accordance with the terms of the Tag-Along Transaction Documents, certificates or other documentation (or other evidence thereof reasonably acceptable to the Transferee of such shares of Common Stock and/or Preferred Stock) representing its shares of Common Stock and/or Preferred Stock to be sold, duly endorsed for transfer or accompanied by duly endorsed stock powers, and such other documents as are deemed reasonably necessary by the Initiating Tag Holders, the Transferee and/or the Company for the proper Transfer of such shares of Common Stock and/or Preferred Stock on the books of the Company, free and clear of any liens (other than liens imposed by this Agreement, the Organizational Documents or Applicable Law or that are otherwise permitted pursuant to the Tag-Along Transaction Documents).

(v) Each Initiating Tag Holder and each Tag-Along Rightholder electing to participate in a Tag-Along Transaction will bear its pro rata share (based upon the relative number of shares of Common Stock and/or Preferred Stock to be sold by each such Person in such Tag-Along Transaction) of the costs and expenses of any such Tag-Along Transaction to the extent such costs and expenses are incurred for the benefit of all such Holders and are not otherwise paid by the Company or the Transferee. Costs and expenses incurred by any such Holder on its own behalf will not be considered costs of the Tag-Along Transaction and will be borne solely by such Holder.

(vi) The Company shall, and shall use its commercially reasonable efforts to cause its Officers, managers, employees, agents, contractors and others under its control to, cooperate and assist in any proposed Tag-Along Transaction.

30

(vii) If any Tag-Along Rightholder electing to participate in a Tag-Along Transaction breaches any of its obligations under this Section 4.6 or under any of the Tag-Along Transaction Documents, then such Tag-Along Rightholder will be provided a notice of such breach promptly (and in any event within three (3) Business Days) following the identification thereof and a reasonable opportunity to cure any such breach (if curable) and, if such breach remains uncured as of the date that is ten (10) Business Days following delivery of such notice, then such Tag-Along Rightholder will not be permitted to participate in such Tag-Along Transaction and the Initiating Tag Holders can proceed to close such Tag-Along Transaction excluding the sale of such Tag-Along Rightholder’s shares of Common Stock and/or Preferred Stock therefrom.

(viii) The consideration to be received by a Tag-Along Rightholder shall be the same form and amount of consideration per share of Common Stock and/or Preferred Stock to be received by the Initiating Tag Holder, and the terms and conditions of such sale shall be the same as those upon which the Initiating Tag Holder sells its shares of Common Stock and/or Preferred Stock; provided, that if the Initiating Tag Holder shall have a bona fide election as to the form of consideration to be received in a Tag-Along Transaction, the Tag-Along Rightholders shall have the opportunity to make the same election with respect thereto. If any Holders of Common Stock and/or Preferred Stock are given an option as to the form and amount of consideration to be received in the Tag-Along Transaction, all the Tag-Along Rightholders must be given the same option.

(ix) The provisions of this Section 4.6 shall not apply in the event that an Initiating Drag Holder Transfers shares of Common Stock and/or Preferred Stock in a Drag Transaction in which such Initiating Drag Holder exercises its rights under Section 4.6.

(x) Notwithstanding anything in this Agreement to the contrary, any Transfer of Equity Interests of the Company in order to restructure or reorganize the Company’s Equity Interests in order to comply with the DOT’s and FAA’s U.S. citizenship requirements shall not provide any tag-along rights pursuant to Section 4.6 to Holders.

Section 4.7 Drag-Along Right.

(i) Subject to Section 4.7(vii), if any Holder or group of Holders (the “Initiating Drag Holder”) collectively holding greater than fifty percent (50%) of the Fully Diluted Common Shares desires to Transfer all of its or their shares of Common Stock and/or Preferred Stock, as the case may be, to any Person, other than a Permitted Transferee of any of the Initiating Drag Holders, in a single transaction or series of related transactions, whether pursuant to a sale of the Equity Securities of the Company or an alternate form of transaction at the election of the Initiating Drag Holder (including through a merger transaction or business combination) (a “Drag Transaction”), then if requested by the Initiating Drag Holder, each other Holder (each, a “Selling Holder”) shall be required to sell all of its shares of Common Stock and/or Preferred Stock (or, if applicable, to support such alternate form of transaction) in accordance with this Section 4.7; provided, however, that if, at the time of such proposed Drag Transaction there shall exist any Additional Major Holders, then the approval of the Major Holders representing at least fifty percent (50%) of the Equity Interests of the Company then owned by all of the Major Holders shall be required in order to consummate any proposed Drag Transaction.

31

(ii) The consideration to be received by a Selling Holder shall be the same form and amount of consideration per share to be received by the Initiating Drag Holder, and the terms and conditions of such Drag Transaction shall be the same as those applicable to the Initiating Drag Holder. In connection with the Drag Transaction, the Selling Holder will agree (A) to provide customary representations and warranties regarding its legal status and authority, and its ownership of the shares of Common Stock and/or Preferred Stock being transferred, and customary (several but not joint) indemnities regarding the same, and (B) to participate pro rata based on the consideration to be received by such Selling Holder in any customary indemnities with respect to matters other than the representations and warranties described in clause (A) above, it being understood that such participation shall be limited to funding, on a pro rata basis based on the consideration to be received by such Selling Holder, any escrow arrangements related thereto and being responsible for such Holder’s pro rata share of any withdrawals therefrom. Notwithstanding anything to the contrary contained herein, in no event shall any Selling Holder be required (x) to agree to any restrictive covenant, including any non-competition covenant, employee non-solicit covenant or other similar agreement restricting the business operations of the Holder as a condition of participating in such Transfer, other than confidentiality, or (y) to agree to any indemnification obligations or contribute any amount in excess of the net cash amount received by such Selling Holder in any such Drag Transaction.

(iii) In connection with any Drag Transaction, each Selling Holder shall be required to vote, if such a vote is required by this Agreement, Applicable Law, or otherwise, its shares of Common Stock and/or Preferred Stock in favor of such Drag Transaction at any Holders Meeting called to vote on or approve such Drag Transaction and/or to consent in writing to such Drag Transaction, and the Holders and the Company shall take all other actions necessary or reasonably required to cause, and shall not interfere with, the consummation of such Drag Transaction on the terms and conditions proposed by the Initiating Drag Holder, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, furnishing information and copies of documents, and filing applications, reports, returns and other documents or instruments with governmental authorities; provided that in each case, a Selling Holder shall be provided with reasonable prior notice of, and the opportunity to review (including with its external advisors), any such actions so required by Selling Holders to cause the consummation of a Drag Transaction. Without limiting the foregoing, (A) each Holder shall vote or cause to be voted all shares of Common Stock and/or Preferred Stock that such Holder holds or with respect to which such Holder has the power to direct the voting and which are entitled to vote on such Drag Transaction in favor of such Drag Transaction and shall waive any dissenter’s rights, appraisal rights or similar rights which such Holder may have in connection therewith and (B) if the proposed Drag Transaction is structured as or involves a sale or redemption of Common Stock and/or Preferred Stock, then each Holder shall agree to sell such Holder’s pro rata share of Common Stock and/or Preferred Stock being sold in such Drag Transaction on the terms and conditions approved by the Board or proposed by the Initiating Drag Holder, as applicable, and such Holders shall execute all documents reasonably necessary or required to effectuate such Drag Transaction.

(iv) The fees and expenses, other than those payable to any Holder or any of their respective Affiliates, incurred in connection with a Drag Transaction under this Section 4.7 and for the benefit of all Holders (it being understood that costs incurred by or on behalf of a Holder for his, her or its sole benefit will not be considered to be for the benefit of all Holders), to

32

the extent not paid or reimbursed by the Company or the Transferee or acquiring Person, shall be shared by all the Holders on a pro rata basis, in proportion to the consideration received by each Holder; provided, that no Holder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag Transaction consummated pursuant to this Section 4.7 (excluding de minimis expenditures).

(v) The Initiating Drag Holder shall provide written notice (the “Drag-Along Notice”) to each other Selling Holder of any proposed Drag Transaction as soon as practicable; provided, that such Drag-Along Notice shall be provided to each other Selling Holder no later than twenty (20) Business Days prior to the earlier of (A) the consummation of the Drag Transaction and (B) the Holder vote, if any, required for the consummation of such Drag Transaction. The Drag-Along Notice will include the material terms and conditions of the Drag Transaction, including (x) the name and address of the proposed Transferee, (y) the proposed amount and form of consideration and (z) the proposed Transfer date, if known. The Initiating Drag Holder will deliver or cause to be delivered to each Selling Holder copies of all transaction documents (including any schedules, exhibits and annexes thereto) relating to the Drag Transaction promptly as the same become available.

(vi) Each Selling Holder shall cooperate in the Drag Transaction and will take all necessary and desirable actions in connection with the consummation of the Drag Transaction as are reasonably requested, including, in the event of a Drag Transaction involving the Transfer of Equity Securities of the Company, delivering the duly endorsed certificate or certificates if any, representing the shares of Common Stock and/or Preferred Stock held by such Selling Holder to be sold or, in the event the shares of Common Stock and/or Preferred Stock are held in book entry, such evidence of ownership and transfer as the transfer agent for the Common Stock and/or Preferred Stock may reasonably require in order to effect the transfer thereof, and a stock power and limited power-of-attorney authorizing the Company to take all actions necessary to sell or otherwise dispose of such securities. In the event that a Selling Holder should fail to deliver such certificates and/or documentation, the Company shall cause the books and records of the Company to show that such Common Stock and/or Preferred Stock is bound by the provisions of this Section 4.7 and that such securities may be Transferred to the purchaser in such Drag Transaction.

(vii) The Initiating Drag Holder shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Transfer subject to this Section 4.7 and the terms and conditions hereof. No Holder or Affiliate or Affiliated Fund of a Holder shall have any liability to any other Holder or the Company arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Transfer subject to this Section 4.7, except to the extent such Holder shall have failed to comply with the provisions of this Section 4.7.

33

ARTICLE V

PREEMPTIVE RIGHTS

Section 5.1 Preemptive Rights.

(a) Generally. The Board, subject to the Plan, the Company’s Organizational Documents, the preemptive rights provided for in this Article V, and the consent rights provided for in Section 2.2(a) and Section 2.2(b), shall have the authority to issue Common Stock or Preferred Stock or other Equity Securities of the Company in such amounts and for such consideration per share of Common Stock, Preferred Stock or other Equity Security as the Board shall determine.

(b) Procedure. In the event the Board determines to issue Common Stock, Preferred Stock, other Equity Securities or Preemptive Convertible Debt Securities of the Company or any Subsidiary after obtaining prior written consent of the Major Holders as required by Section 2.2(a), to the extent applicable (the foregoing, collectively, the “Preemptive Rights Shares”), except as provided in Section 5.1(g), the Board shall give (i) each Holder with a Holder Ownership Percentage equal to or exceeding two percent (2%) and (ii) each Initial Secured Creditor (each such Holder, an “Entitled Holder”), written notice of such proposed issuance at least ten (10) days prior to the proposed issuance date (an “Issuance Notice”). The Issuance Notice shall specify the number and class of Preemptive Rights Shares and the per share consideration (or a good faith range of the price if the final consideration amount is not then determinable) at which such Preemptive Rights Shares are proposed to be issued and the other material terms and conditions of such Preemptive Rights Shares and of the issuance, including the proposed closing date. Subject to Section 5.1(g), each such Entitled Holder shall be entitled to purchase, for the per share consideration (provided that if a range is provided in the Issuance Notice then each Entitled Holder shall be entitled to condition such participation to within a specified value or price range and/or reserve all rights to elect not to participate upon the final determination of the per share consideration) and on the other terms and conditions specified in the Issuance Notice, up to a number of Preemptive Rights Shares equal to (x) the number of Preemptive Rights Shares proposed to be issued by the Company, multiplied by (y) their Holder Ownership Percentage immediately prior to the proposed issuance (the “Preemptive Rights Ratio”).

(c) Exercise of Rights. An Entitled Holder may exercise its rights under Section 5.1(b) by delivering written notice of its election to purchase such Preemptive Rights Shares to the Board within five (5) Business Days after receipt of the Issuance Notice. A delivery of such notice (which notice shall specify the number of Preemptive Rights Shares requested to be purchased by the Entitled Holder submitting such notice, up to the maximum amount determined pursuant to the final sentence of Section 5.1(b) above) by such Entitled Holder shall constitute a binding agreement of such Entitled Holder to purchase, for the per share consideration and on the terms and conditions specified in the Issuance Notice, the number of Preemptive Rights Shares specified in such Entitled Holder’s notice. If, at the end of such five (5) day period, any Entitled Holder has not exercised its right to purchase any of its Preemptive Rights Ratio of such Preemptive Rights Shares by delivering such notice, such Entitled Holder shall be deemed to have waived all of its rights under this Article V with respect to, and only with respect to, the purchase of such Equity Securities specified in the applicable Issuance Notice.

34

(d) Failure to Exercise. If any of the Entitled Holders fails to exercise its preemptive rights under this Article V, or such rights are exercised with respect to less than all such Preemptive Rights Shares (the difference between such Preemptive Rights Shares and the number of Preemptive Rights Shares for which such Entitled Holders exercised their preemptive rights under this Article V, the “Excess Shares”), then the Company (or the applicable Subsidiary) shall offer to sell to the Entitled Holders that have elected to purchase all of their Preemptive Rights Ratio of the Preemptive Rights Shares any Excess Shares, pro rata and for the same per share consideration and on the same terms as those specified in the Issuance Notice, and such Entitled Holders shall have the right to acquire all or any portion of such Excess Shares within two (2) Business Days following the expiration of the period specified in Section 5.1(c) by delivering written notice thereof to the Company.

(e) Timing. Subject to compliance with this Article V, the Company shall have sixty (60) days after the date of the Issuance Notice to consummate the proposed issuance of any or all of such Preemptive Rights Shares that the applicable Entitled Holders have elected not to purchase at the same (or higher) per share consideration and upon such other terms and conditions that, taken as a whole, are not materially less favorable to the Company than those specified in the Issuance Notice; provided, that, if such issuance is subject to regulatory approval, such 60-day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received, but in no event to later than ninety (90) days after the date of the Issuance Notice. If the Board proposes to issue any Preemptive Rights Shares (x) during such 60-day period (or 90-day period, if applicable) at a lower per share consideration or on such other terms that are, taken as a whole, materially less favorable to the Company, or (y) at any point after such 60-day period (or 90-day period, if applicable) it shall again comply with the procedures set forth in this Article V.

(f) Disclaimer of Liability. The Company shall be under no obligation to consummate any proposed issuance of Preemptive Rights Shares, nor shall there be any liability on the part of the Company or the Board to any Entitled Holder if the Company has not consummated any proposed issuance of Preemptive Rights Shares pursuant to this Article V for whatever reason, except for willful misconduct or breach of this Agreement, regardless of whether the Board shall have delivered an Issuance Notice in respect of such proposed issuance.

(g) Exceptions. The preemptive rights under this Article V shall not apply to:

(i) issuances or sales of Equity Securities to any existing or prospective employees, officers, Independent Directors, managers or consultants of the Company or any of its Subsidiaries pursuant to any stock option, employee stock purchase, employee benefits or similar equity incentive plan or other compensation agreement of the Company or any of its Subsidiaries (including offer letters, employment agreements, appointment letters or any MIP);

(ii) issuances or sales in, or in connection with, a merger, business combination or reorganization of the Company or any of its Subsidiaries with or into another Person or an acquisition by the Company or any of its Subsidiaries of another Person or substantially all the assets of another Person, in each case, approved in accordance with the terms of this Agreement, to the extent required under Section 2.2;

35

(iii) issuances by the Company or a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company;

(iv) issuances as a dividend or upon any stock split, reclassification, recapitalization, exchange or readjustment of Common Stock, or other similar transaction (in each case, on a pro rata basis);

(v) issuances upon the conversion or exercise of any Common Stock Equivalents of the Company which Common Stock Equivalents were (A) outstanding on the Effective Date or otherwise issued pursuant to the Plan or (B) issued in compliance with the terms and conditions of this Section 5.1;

(vi) issuances to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors; provided, however, that such issuance, collectively with the issuances under clauses (i), (vii) and (viii) in the aggregate, does not exceed twenty percent (20%) of the then-outstanding shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such issue or upon conversion or exchange of convertible securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding options therefor) immediately prior to such issuance);

(vii) issuances to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors; provided, however, (x) that the price or exercise or conversion price for such Equity Securities, as applicable, shall not be less than fair market value at the time of issuance, as in determined in good faith by the Board of Directors, and (y) such issuances, collectively with the issuances under clauses (i), (vi) and (viii) in the aggregate, does not exceed twenty percent (20%) of the then-outstanding shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such issue or upon conversion or exchange of convertible securities (including the Preferred Stock ) outstanding (assuming exercise of any outstanding options therefor) immediately prior to such issuance);

(viii) issuances pursuant to any transaction determined by the Board of Directors to be strategic; provided, however, that (x) such issuance is approved by the Board of Directors, (y) such issuance is not for the principal purpose of raising equity capital and (z) such issuance, collectively with the issuances under clauses (i), (vi) and (vii) in the aggregate, does not exceed twenty percent (20%) of the then-outstanding shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such issue or upon conversion or exchange of convertible securities (including the Preferred Stock ) outstanding (assuming exercise of any outstanding options therefor) immediately prior to such issuance); or

(ix) issuances in connection with the settlement of any litigation, arbitration, mediation or other similar proceeding of the Company.

36

ARTICLE VI

CORPORATE OPPORTUNITIES

Section 6.1 Corporate Opportunities.

(a) Any of the Holders, the Board Designees or Nominating Committee Observers who are employed by any of the Holders or any of their Affiliates and Affiliated Funds, any of the foregoing Persons’ respective Affiliates and Affiliated Funds and any one or more of the respective managers, directors, principals, officers, employees and other representatives of such Persons or their respective Affiliates and Affiliated Funds, in each case who is not also an employee of the Company or any of its Subsidiaries (the foregoing Persons being referred to, collectively, as “Identified Persons”) may now engage, may continue to engage, or may, in the future, engage in the same or similar activities or lines of business as those in which the Company or any of its Affiliates, directly or indirectly, now engage or may engage or other business activities that overlap with, are complementary to, or compete with those in which the Company or any of its Affiliates, directly or indirectly, now engage or may engage (any such activity or line of business, an “Opportunity”). No Identified Person shall, as a result of its capacity as such, have any duty to refrain, directly or indirectly, from (i) engaging in any Opportunity or (ii) otherwise competing with the Company or any of its Affiliates. No Identified Person shall, as a result of its capacity as such, have any duty or obligation to refer or offer to the Company or any of its Affiliates any Opportunity, and the Company hereby renounces any interest or expectancy of the Company in, or in being offered, an opportunity to participate in any Opportunity which may be a corporate (or analogous) or business opportunity for the Company or any of its Affiliates.

(b) In the event that any Identified Person acquires knowledge of a potential transaction or other corporate (or analogous) or business opportunity which may be an Opportunity for the Company or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such Opportunity to the Company or any of its Affiliates and shall not be liable to the Company or the stockholders for breach of any purported fiduciary duty by reason of the fact that such Identified Person pursues or acquires such Opportunity for itself, or offers or directs such Opportunity to another Person (including any Affiliate or Affiliated Fund of such Identified Person). Notwithstanding Section 6.1(a) and this Section 6.1(b), the Company does not renounce any interest or expectancy it may have in any Opportunity that is offered to a Director, Officer, employee or consultant of the Company if such Opportunity is expressly first offered to such Person in the capacity of a Director, Officer, employee or consultant of the Company or any of its Subsidiaries or knowledge of such Opportunity is first acquired by such Person solely as a result of such Person’s position as a Director, Officer, employee or consultant of the Company or any of its Subsidiaries and does not waive any claims in respect of breaches of fiduciary duty arising therefrom.

(c) The Identified Persons may now own, may continue to own, and from time to time may acquire and own, investments in one or more other entities (such entities, collectively, “Related Companies”) that are direct competitors of, or that otherwise may have interests that do or could conflict with those of, the Company, any stockholders of the Company or any of their respective Affiliates, and (a) the enjoyment, exercise and enforcement of the rights, interests, privileges, powers and benefits granted or available to the Identified Persons under this Agreement shall not be in any manner reduced, diminished, affected or impaired, and the obligations of the

37

Identified Persons under this Agreement shall not be in any manner augmented or increased, by reason of any act, circumstance, occurrence or event arising from or in any respect relating to (i) the ownership by an Identified Person of any interest in any Related Company, (ii) the affiliation of any Related Company with an Identified Person or (iii) any action taken or omitted by an Identified Person in respect of any Related Company, (b) no Identified Person shall, by reason of such ownership, affiliation or action, become subject to any fiduciary duty to the Company, any of the stockholders or any of their respective Affiliates, (c) none of the duties imposed on an Identified Person, whether by contract or law, do or shall limit or impair the right of any Identified Person lawfully to compete with the Company, any of its stockholders or any of their respective Affiliates and (d) the Identified Persons are not and shall not be obligated to disclose to the Company, any of the stockholders of the Company or any of their respective Affiliates any information related to their respective businesses or opportunities, including acquisition opportunities, or to refrain from or in any respect to be restricted in competing against the Company, any of the stockholders of the Company or any of their respective Affiliates in any such business or as to any such opportunities.

(d) In addition to and notwithstanding the foregoing provisions of this Article VI, a corporate (or analogous) or business opportunity shall not be deemed to be an Opportunity for the Company or any of its Affiliates if it is an opportunity (a) that the Company is neither financially or legally able, nor contractually permitted to undertake, (b) that from its nature, is not in the line of the Company’s business or is of no practical advantage to the Company or (c) in which the Company has no interest or reasonable expectancy.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by electronic mail or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

If to the Company:

Bristow Group Inc.

3151 Briarpark Dr., Suite 700

Houston, Texas 77042

Attention:     Victoria Lazar, Senior Vice President, General Counsel and

                      Corporate Secretary

Email:          victoria.lazar@bristowgroup.com

If to any Holder, at its address and the address of its representative, if any, listed on the signature pages hereto.

Any notice or communication hereunder shall be deemed to have been given or made as of the date and time so delivered if personally delivered or as of the date and time so sent if sent by electronic mail, facsimile or registered or certified mail.

38

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

Section 7.2 Governing Law. This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

Section 7.3 Submission to Jurisdiction. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby must be brought in the United States District Court for the Southern District of New York or any New York state court, in each case, located in the Borough of Manhattan, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 7.4 Waiver of Jury Trial. Each of the parties to this Agreement hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 7.4 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

Section 7.5 Successors and Assigns. Subject to the rights and restrictions on Transfers set forth in this Agreement, this Agreement shall be binding upon the Company, each Holder, and their respective successors and permitted assigns.

Section 7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by facsimile, by electronic mail in “portable document format” (“.pdf”) form, or any other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

39

Section 7.7 Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable. Upon a determination that any provision of this Agreement is prohibited, unenforceable or not authorized, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible, in a mutually acceptable manner, in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 7.8 Specific Performance. Each party hereto agrees that irreparable harm would occur to the other parties hereto, for which monetary damages would not be an adequate remedy, in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, including if any party hereto fails to take any action required of them hereunder, or threatened to be breached. It is accordingly agreed that, in addition to any and all other rights and remedies that may be available to them at law or equity, the parties hereto shall be entitled to an injunction or injunctions, without proof of damages, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each party hereto agrees that it will not oppose the granting of an injunction or a temporary restraining order, specific performance or other equitable relief from a court of competent jurisdiction (without any requirement to post bond) on the basis that (i) the other party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Each of the parties hereto hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any law to post a bond or other security as a prerequisite to obtaining equitable relief.

Section 7.9 No Waivers; Amendments.

(a) No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

(b) Subject to Section 2.2, this Agreement may only be amended, modified, or supplemented by an instrument in writing executed by the Company and each Holder owning at least five percent (5%) of the Fully Diluted Common Shares; provided, that no provision of this Agreement shall be amended, modified, or supplemented in a manner that is disproportionately and materially adverse to any individual Holder or a group of Holders, without the prior written consent of such Holder or group of Holders, as applicable; provided, however, that any provision

40

of this Agreement requiring the written consent or agreement of the Holders holding a Holder Ownership Percentage in excess of the Holder Ownership Percentage collectively held by the Major Holders can only be amended, modified, or supplemented by an instrument in writing executed by the Company and the Holders collectively holding such higher Holder Ownership Percentage; provided, further, however, this Section 7.9(b) can only be amended with the approval of all Holders; provided, further, however, that to the extent that any of the consent or approval rights contained in this Section 7.9(b) would violate the DOT’s and FAA’s U.S. citizenship requirements, such consent or approval rights shall be considered null and void to the extent of any such violation. Any such written amendment, modification, or supplement will be binding upon the Company and each Holder.

(c) No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 7.10 Non-Recourse. All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the entities that are expressly identified as parties in the preamble to this Agreement (“Contracting Parties”). No Person who is not a Contracting Party, including any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, Affiliated Fund, agent, attorney, or representative of, and any financial advisor or lender to, any Contracting Party, or any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, Affiliated Fund, agent, attorney, or representative of, and any financial advisor or lender to, any of the foregoing (“Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach; and, to the maximum extent permitted by law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Non-Party Affiliates.

Section 7.11 Action by Holders.

(i) Any action to be taken or consent or approval to be given by a Major Holder pursuant to this Agreement shall be deemed taken, consented to or approved upon the affirmative consent or approval by Holders beneficially owning a majority of the Common Stock (including Preferred Stock on an as-converted basis to Common Stock basis) beneficially owned by such Major Holder.

41

(ii) Any Major Holder may exercise the rights, and grant any approval or consent, under this Agreement of the other Holders comprising such Major Holder.

Section 7.12 Further Assurances. Each party shall cooperate and shall take such further action and shall execute and deliver such further documents, certificates, instruments, conveyances, and assurances and to take such further actions as may be reasonably requested by any other party hereto in order to carry out the provisions and purposes of this Agreement.

Section 7.13 Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, with respect to such matters. In the event of any inconsistency or conflict between this Agreement and any other Organizational Document, the Holders and the Company shall, to the extent permitted by Applicable Law, amend such other Organizational Document to comply with the terms of this Agreement.

Section 7.14 Independent Agreement by the Holders. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder, and no provision of this Agreement is intended to confer any obligations on any Holder vis-à-vis any other Holder. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

Section 7.15 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.16 Holder Acknowledgment. Each Holder has read this Agreement and acknowledges that: (a) (i) Wachtell, Lipton, Rosen & Katz LLP and Baker Botts L.L.P. prepared this Agreement on behalf of the Company and not on behalf of any Holder, (ii) Kirkland & Ellis LLP prepared this Agreement on behalf of Solus Alternative Asset Management LP, South Dakota Investment Council, and Empyrean Capital Partners, LP and their Affiliates, and Affiliated Funds (including Solus and SDIC), and not on behalf of any other Holder, (iii) Davis Polk & Wardwell LLP prepared this Agreement on behalf of certain funds and/or accounts, or Subsidiaries of such funds and/or accounts, managed, advised or controlled by Blackrock Financial Management, Inc., DW Partners, LP, Highbridge Capital Management, LLC, Oak Hill Advisors, L.P., and Whitebox Advisors LLC, or Affiliates or Subsidiaries thereof and not on behalf of any other Holder, and (iv) Paul, Weiss, Rifkind, Wharton & Garrison LLP prepared this Agreement on behalf of certain funds and/or accounts, or Subsidiaries of such funds and/or accounts, managed, advised or controlled by Bain Capital Credit, LP and not on behalf of any other Holder; (b) each such Holder has been advised that a conflict may exist between such Holder’s interests, the interests of the other Holders, and/or the interests of the Company; (c) this Agreement may have significant legal, financial planning, and/or tax consequences to such Holder; (d) such Holder has sought, or has had the full opportunity to seek, the advice of independent legal, financial planning, and/or tax counsel of its choosing regarding such consequences; and (e) the above-named counsel has made no

42

representations to the Holder regarding such consequences. This Agreement is for the sole benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.17 Expense Reimbursement. The Parties hereby acknowledge that, in connection with the Restructuring, certain Holders and their Affiliates have taken steps to effect an internal restructuring (each, a “Holder Restructuring”) in order to ensure the Company’s compliance with the DOT’s and FAA’s U.S. citizenship requirements at and as of the Effective Date. If upon the Effective Date (or at any time thereafter), it is determined by the Board, acting in its good faith and reasonable discretion, or by the DOT or FAA that a Holder is a non-U.S. Citizen, notwithstanding that such Holder may have implemented a Holder Restructuring (such non-U.S. Citizen, a “Required Restructuring Holder”), and, as a result of such determination, the Company and/or any Holder is required to take steps to either (i) help cure such Required Restructuring Holder’s defective Holder Restructuring, (ii) to effect a Holder Restructuring itself or (iii) otherwise restructure the Company’s ownership, in each case, in order to cause the Company’s compliance with the DOT’s and FAA’s U.S. citizenship requirements, then the Parties hereby acknowledge and agree that the Company shall reimburse all such Holders for all reasonable documented, out-of-pocket costs, fees or expenses, including legal, accounting, tax, filing and other organizational fees and expenses incurred or paid by such Holder or Holders in order to effect a successful Holder Restructuring or otherwise cause the Company’s compliance with the DOT’s and FAA’s U.S. citizenship requirements.

[Signature Pages Follow]

43

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

COMPANY:

BRISTOW GROUP INC.

By:	/s/ L. Don Miller
Name:	L. Don Miller
Title:	President and Chief Executive Officer

[Signature Page to Stockholders Agreement]

Cove Key Master Fund LP

By:	/s/ Jeff Coviello
Name: Jeff Coviello
Title: Managing Member

[Signature Page to Stockholders Agreement]

Empyrean Capital Overseas Master Fund, Ltd.

By:	/s/ C. Martin Meekins
Name: C. Martin Meekins
Title: Authorized Person

[Signature Page to Stockholders Agreement]

P EMP Ltd.

By:	/s/ C. Martin Meekins
Name: C. Martin Meekins
Title: Authorized Person

[Signature Page to Stockholders Agreement]

Empyrean Investments, LLC

By:	/s/ C. Martin Meekins
Name: C. Martin Meekins
Title: Authorized Person

[Signature Page to Stockholders Agreement]

Mill Hill Capital LLC, on behalf of
Mill Hill Credit Opportunities Master Fund LP

By:	/s/ David Meneret
Name: David Meneret
Title: Director

[Signature Page to Stockholders Agreement]

South Dakota Retirement System

By:	/s/ Matthew L. Clark
Name: Matthew L. Clark
Title: State Investment Officer

[Signature Page to Stockholders Agreement]

Solus LLC

By:	/s/ C.J. Lanktree
Name: C.J. Lanktree
Title: Partner/Portfolio Manager

[Signature Page to Stockholders Agreement]

Airwolf 1 LLC

By:	/s/ C.J. Lanktree
Name: C.J. Lanktree
Title: Partner/Portfolio Manager

[Signature Page to Stockholders Agreement]

Blue Thunder LLC

By:	/s/ C.J. Lanktree
Name: C.J. Lanktree
Title: Partner/Portfolio Manager

[Signature Page to Stockholders Agreement]

Wells Capital Management Incorporated, on behalf of Wells Fargo Income Opportunities Fund

By:	/s/ Karen Norton
Name: Karen Norton
Title: SVP

[Signature Page to Stockholders Agreement]

Wells Capital Management Incorporated, on behalf of Wells Fargo Multi-Sector Income Fund

By:	/s/ Karen Norton
Name: Karen Norton
Title: SVP

[Signature Page to Stockholders Agreement]

Wells Capital Management Incorporated, on behalf of Wells Fargo Global Dividend Opportunity Fund

By:	/s/ Karen Norton
Name: Karen Norton
Title: SVP

[Signature Page to Stockholders Agreement]

Wells Capital Management Incorporated, on behalf of Wells Fargo Utilities and High Income Fund

By:	/s/ Karen Norton
Name: Karen Norton
Title: SVP

[Signature Page to Stockholders Agreement]

BofA Securities, Inc., solely on behalf of Global Credit & Special Situations Group and its managed positions

By:	/s/ Seth Denson
Name: Seth Denson
Title: Director

[Signature Page to Stockholders Agreement]

HIGHBRIDGE MSF INTERNATIONAL LTD. (f/k/a 1992 MSF International Ltd.)
By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

[Signature Page to Stockholders Agreement]

1992 TACTICAL CREDIT MASTER FUND, L.P.
By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

[Signature Page to Stockholders Agreement]

HIGHBRIDGE SCF SPECIAL SITUATIONS SPV, L.P.
By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

[Signature Page to Stockholders Agreement]

DWV Maples Investments II, Ltd

By:	/s/ Houdin Honarvar
Name: Houdin Honarvar
Title: Director

[Signature Page to Stockholders Agreement]

Whitebox Asymmetric Partners, L.P.
By: Whitebox Advisors LLC its investment manager

By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	Chief Executive Officer and General Counsel

[Signature Page to Stockholders Agreement]

Whitebox Caja Blanca Fund
By: Whitebox Caja Blanca GP LLC its general partner
By: Whitebox Advisors LLC its investment manager

By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	Chief Executive Officer and General Counsel

[Signature Page to Stockholders Agreement]

Whitebox Relative Value Partners, L.P.
By: Whitebox Advisors LLC its investment manager

By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	Chief Executive Officer and General Counsel

[Signature Page to Stockholders Agreement]

Whitebox Credit Partners, L.P.
By: Whitebox Advisors LLC its investment manager

By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	Chief Executive Officer and General Counsel

[Signature Page to Stockholders Agreement]

Whitebox GT Fund, LP
By: Whitebox Advisors LLC its investment manager

By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	Chief Executive Officer and General Counsel

[Signature Page to Stockholders Agreement]

Whitebox Multi-Strategy Partners, L.P.
By: Whitebox Advisors LLC its investment manager

By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	Chief Executive Officer and General Counsel

[Signature Page to Stockholders Agreement]

Pandora Select Partners, L.P.
By: Whitebox Advisors LLC its investment manager

By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	Chief Executive Officer and General Counsel

[Signature Page to Stockholders Agreement]

OHA DIVERSIFIED CREDIT STRATEGIES FUND MASTER, L.P.

By: OHA Diversified Credit Strategies GenPar LLC, its general partner

By: OHA Global GenPar, LLC, its managing member

By: OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

OHA MD OPPORTUNISTIC CREDIT MASTER FUND, L.P.

By: OHA MD Opportunistic Credit Strategies GenPar LLC, its general partner

By: OHA Global GenPar, LLC, its managing member

By: OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

OHA DIVERSIFIED CREDIT STRATEGIES FUND (PARALLEL), L.P.

By: OHA Diversified Credit Strategies GenPar LLC, its general partner

By: OHA Global GenPar, LLC, its managing member

By: OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

NORTHWELL HEALTH, INC.

By: Oak Hill Advisors, L.P., as Investment Manager

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

THE COCA-COLA COMPANY MASTER RETIREMENT TRUST

By: Oak Hill Advisors, L.P., as Investment Manager

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

OCA OHA CREDIT FUND LLC, an individual series of OCA Investment Partners LLC

By: Oak Hill Advisors, L.P., as Investment Manager

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

OHA ENHANCED CREDIT STRATEGIES MASTER FUND, L.P.

By: OHA Enhanced Credit Strategies GenPar, LLC, its general partner

By: OHA Global GenPar, LLC, its managing member

By: OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

ILLINOIS STATE BOARD OF INVESTMENT

By: Oak Hill Advisors, L.P., as Investment Manager

/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

OHAT CREDIT FUND, L.P. By: OHAT Credit GenPar, LLC, its general partner By: OHA Global GenPar, LLC, its managing member By: OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

LERNER ENTERPRISES, LLC By: Oak Hill Advisors, L.P., as advisor and attorney-in-fact to Lerner Enterprises, LLC

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

FUTURE FUND BOARD OF GUARDIANS By: Oak Hill Advisors, L.P., as its Investment Manager

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

OHA CENTRE STREET PARTNERSHIP, L.P. By: OHA Centre Street GenPar, LLC, its general partner By: OHA Centre Street MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

INDIANA PUBLIC RETIREMENT SYSTEM By: Oak Hill Advisors, L.P., as Investment Manager

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

MASTER SIF SICAV-SIF By: Oak Hill Advisors, L.P., as Investment Manager

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

OHA BCSS SSD II, L.P. By: OHA BCSS SSD GenPar II, LLC, its general partner By: OHA Global PE GenPar, LLC, its managing member By: OHA Global PE MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

OHA MPS SSD II, L.P. By: OHA MPS SSD GenPar II, LLC, its general partner By: OHA Global PE GenPar, LLC, its managing member By: OHA Global PE MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

OHA STRUCTURED PRODUCTS MASTER

FUND D, L.P.

By: OHA Structured Products D GenPar,

LLC, its general partner

By: OHA Global PE GenPar, LLC, its

managing member

By: OHA Global PE MGP, LLC, its

managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

OHA STRATEGIC CREDIT MASTER FUND II, L.P.

By: OHA Strategic Credit II GenPar, LLC, its

general partner

By: OHA Global PE GenPar, LLC, its

managing member

By: OHA Global PE MGP, LLC, its

managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

OHA BCSS SSD, L.P. By: OHA BCSS SSD GenPar, LLC, its general partner By: OHA Global PE GenPar, LLC, its managing member By: OHA Global PE MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

OHA MPS SSD, L.P. By: OHA MPS SSD GenPar, LLC, its general partner By: OHA Global PE GenPar, LLC, its managing member By: OHA Global PE MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

OHA AD CUSTOMIZED CREDIT FUND (INTERNATIONAL), L.P.

By: OHA AD Customized Credit Fund

GenPar, LLC, its general partner

By: OHA Global PE GenPar, LLC, its managing member

By: OHA Global PE MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

OHA-CDP ESCF, L.P. By: OHA-CDP ESCF GenPar, LLC, its general partner By: OHA Global PE GenPar, LLC, its managing member By: OHA Global PE MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

ALOHA EUROPEAN CREDIT FUND, L.P. By: OHA ALOHA European Credit Fund GenPar, LLC, its general partner By: OHA Global GenPar, LLC, its managing member By: OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

OHA FINLANDIA CREDIT FUND, L.P. By: OHA Finlandia Credit Fund GenPar, LLC, its general partner By: OHA Global GenPar, LLC, its managing member By: OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

OREGON PUBLIC EMPLOYEES RETIREMENT FUND By: Oak Hill Advisors, L.P., as Investment Manager

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

OHA DIVERSIFIED CREDIT STRATEGIES MASTER FUND (PARALLEL II), L.P.

By: OHA Diversified Credit Strategies Fund (Parallel II) GenPar, LLC, its general partner

By: OHA Global GenPar, LLC, its managing member

By: OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

OHA DIVERSIFIED CREDIT STRATEGIES TRACTOR MASTER FUND, L.P.

By: OHA Diversified Credit Strategies

Tractor Fund GenPar, LLC, its general Partner

By: OHA Global GenPar, LLC, its managing member

By: OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

ARCH REINSURANCE LTD. By: BlackRock Financial Management, Inc., its Investment Advisor

By:	/s/ Henry Brennan
Name: Henry Brennan
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

BlackRock 2022 Global Income Opportunity Trust By: BlackRock Advisors, LLC as Investment Advisor

By:	/s/ Henry Brennan
Name: Henry Brennan
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V By: BlackRock Advisors, LLC as Investment Advisor

By:	/s/ Henry Brennan
Name: Henry Brennan
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

Strategic Income Opportunities Bond Fund By: BlackRock Institutional Trust Company, NA, not in its individual capacity but as Trustee of the Strategic Income Opportunities Bond Fund

By:	/s/ Henry Brennan
Name: Henry Brennan
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

Master Total Return Portfolio of Master Bond LLC By: BlackRock Financial Management, Inc., its Registered Sub-Advisor

By:	/s/ Henry Brennan
Name: Henry Brennan
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

BlackRock Multi-Sector Opportunities Trust By: BlackRock Advisors, LLC as Investment Advisor

By:	/s/ Henry Brennan
Name: Henry Brennan
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

Advanced Series Trust – AST BlackRock/Loomis Sayles Bond Portfolio By: BlackRock Financial Management, Inc., its Sub-Advisor

By:	/s/ Henry Brennan
Name: Henry Brennan
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

BGF Fixed Income Global Opportunities Fund By: BlackRock Financial Management, Inc., its Investment Advisor

By:	/s/ Henry Brennan
Name: Henry Brennan
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

Schedule I

List of Holders

1.	ALOHA European Credit Fund, L.P.

2.	Arch Reinsurance Ltd.

3.	AST BlackRock Loomis Sayles Portfolio

4.	Bain Capital Credit Managed Account (CalPERS), LP

5.	Bain Capital Credit Managed Account (FSS) LP

6.	Bain Capital Credit Managed Account (PSERS), LP

7.	Bain Capital Credit Rio Grande FMC, LP

8.	Bain Capital Distressed and Special Situations 2013 (AIV II Master), LP

9.	Bain Capital Distressed and Special Situations 2016 (A) LP

10.	Bain Capital Distressed and Special Situations 2016 (B) LP

11.	Bain Capital Distressed and Special Situations 2016 (EU Master) LP

12.	Bain Capital Distressed and Special Situations 2016 (F) LP

13.	Bain Capital Distressed and Special Situations 2016 (G) LP

14.	BGF Fixed Income Global Opportunities Fund

15.	BlackRock 2022 Global Income Opportunity Trust

16.	BlackRock Multi-Sector Opportunities Trust

17.	BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V

18.	Bofa Securities Inc

19.	Cove Key Master Fund LP

20.	DW Catalyst Master Fund, Ltd.

21.	DW Value Master Fund, Ltd.

22.	DW-TX, LP

23.	DWV Maple Investments II, Ltd.

24.	Empyrean Capital Overseas Master Fund Ltd

25.	Empyrean Capital Overseas Master Fund Ltd (Empyrean Secured)

26.	Empyrean Investments, LLC

27.	Future Fund Board of Guardians (Secured)

28.	Future Fund Board of Guardians (Unsecured)

29.	Highbridge MSF International Ltd.

[Schedule I to Stockholders Agreement]

30.	Highbridge SCF Special Situations SPV, L.P.

31.	Highbridge Tactical Credit Master Fund, L.P.

32.	Illinois State Board of Investment

33.	Indiana Public Retirement System

34.	Lerner Enterprises, LLC

35.	Los Angeles County Employees Retirement Association

36.	Master SIF SICAV-SIF

37.	Master Total Return Portfolio of Master Bond LLC

38.	Mill Hill Credit Opportunities Master Fund LP

39.	Northwell Health, Inc.

40.	OCA OHA Credit Fund LLC

41.	OHA AD Customized Credit Fund (International), L.P.

42.	OHA BCSS SSD II, L.P.

43.	OHA BCSS SSD, L.P.

44.	OHA Centre Street Partnership, L.P.

45.	OHA Diversified Credit Strategies Fund (Parallel), L.P.

46.	OHA Diversified Credit Strategies Fund Master, L.P.

47.	OHA Diversified Credit Strategies Master Fund (Parallel II), L.P.

48.	OHA Diversified Credit Strategies Tractor Master Fund, L.P.

49.	OHA Enhanced Credit Strategies Master Fund L.P.

50.	OHA Finlandia Credit Fund, L.P.

51.	OHA MD Opportunistic Credit Master Fund, L.P.

52.	OHA MPS SSD II, L.P.

53.	OHA MPS SSD, L.P.

54.	OHA Strategic Credit Fund II, L.P.

55.	OHA Structured Products Master Fund, L.P.

56.	OHA-CDP ESCF, L.P.

57.	OHAT Credit Fund, L.P.

58.	Oregon Public Employees Retirement Fund

59.	P EMP Ltd

60.	P EMP Ltd (Empyrean Secured)

61.	Pandora Select Partners, LP

62.	Sola Ltd

[Schedule I to Stockholders Agreement]

63.	Solus Long-Term Opportunities Fund Master LP

64.	Solus Opportunities Fund 5 LP

65.	South Dakota Retirement System

66.	Strategic Income Opportunities Bond Fund

67.	The Coca-Cola Company Master Retirement Trust

68.	Wells Fargo Global Dividend Opportunity Fund

69.	Wells Fargo Income Opportunities Fund

70.	Wells Fargo Multi-Sector Income Fund

71.	Wells Fargo Utilities and High Income Fund

72.	Whitebox Asymmetric Partners, LP

73.	Whitebox Caja Blanca Fund, LP

74.	Whitebox Credit Partners, LP

75.	Whitebox GT Fund, LP

76.	Whitebox Multi-Strategy Partners, LP

77.	Whitebox Relative Value Partners, LP

[Schedule I to Stockholders Agreement]

Schedule II

Company Competitors

[Omitted]

[Schedule II to Stockholders Agreement]